EXHIBIT 4.12

                     AMENDED AND RESTATED CREDIT AGREEMENT


            This AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into as of August 1, 1997, by and among CLIFFWOOD OIL & GAS CORP., a Texas corporation, CLIFFWOOD ENERGY COMPANY, a California corporation, CLIFFWOOD PRODUCTION CO., a Texas corporation (each individually, a "Borrower" and collectively, the "Borrowers"), each of the banks or other financial institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (each individually a "Lender" and collectively, the "Lenders"), and COMERICA BANK - TEXAS, a Texas banking association, as agent for itself and the other Lenders (in such capacity, together with its successors and assigns in such capacity, the "Agent").


                             W I T N E S S E T H:

            In consideration of the mutual covenants and agreements herein contained, the Borrowers, jointly and severally, and the Lender hereby agree as follows:


                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

            1 TERMS DEFINED ABOVE. As used in this Credit Agreement, the terms "AGENT," "BORROWER," "BORROWERS," "LENDER," and "LENDERS," shall have the meaning assigned to them hereinabove.

            2 ADDITIONAL DEFINED TERMS. As used in this Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

            "AFFILIATE" shall mean any Person directly or indirectly controlling, or under common control with, any Borrower and includes any "affiliate" of any Borrower within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

            "AGREEMENT" shall mean this Amended and Restated Credit Agreement, as it may be amended, supplemented, or restated from time to time.

            "APPLICABLE LAWS" has the meaning assigned to it in Section 2.17(a) hereof.



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            "APPLICABLE LENDING OFFICE" means for each Lender, the Lending
      Office of such Lender (or of an Affiliate of such Lender) designated below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Agent as the office by which its Loans are to be made and maintained.

            "ASSIGNEE" has the meaning assigned to it in Section 9.1(b) hereof.

            "ASSIGNING LENDER" has the meaning assigned to it in Section 9.1(b) hereof.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by an Assigning Lender and its Assignee and accepted by the Agent pursuant to Section 9.1(b), in substantially the form of Exhibit VI hereto, or such other form as to which all of the parties hereto shall consent in writing.

            "AVAILABLE COMMITMENT" shall mean, at any time, an amount equal to the remainder, if any, of (a) the lesser of the Commitment Amounts of all Lenders or the Borrowing Base in effect at such time MINUS (b) the Loan Balance at such time PLUS the L/C Exposure at such time.

            "BASE RATE" shall mean the interest rate announced or published by the Agent from time to time as its prime rate of interest, which Base Rate shall change upon any change in such announced or published general reference interest rate and which Base Rate may not be the lowest interest rate charged by the Agent or equal or similar to any interest rate charged by any other lender.

            "BELLEVIEW ACQUISITION" shall mean the acquisition described in Part One of Exhibit V.

            "BORROWING BASE" shall mean, at any time, the amount most recently determined by the Agent with the concurrence of the Lenders in accordance with Section 2.8 and then in effect.

            "BUSINESS DAY" shall mean a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas.

            "CASH FLOW" shall mean, for any period, Net Income of the Borrowers for such period, plus depreciation, amortization, depletion, and other non-cash expenses of the Borrowers for such period.

            "CAUSE" shall mean (1) gross negligence, (2) willful misconduct, (3) failure to substantially perform the duties of the corporate position or positions held or (4) death.

            "CLOSING DATE" shall mean the effective date of this Agreement.



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            "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "COLLATERAL" shall mean the Mortgaged Properties and any other Property now or at any time assigned as collateral security for the payment or performance of all or any portion of the Obligations.

            "COMERICA" shall mean Comerica Bank-Texas, a Texas banking association.

            "COMMITMENT" shall mean the obligation of a Lender, subject to applicable provisions of the Agreement, to make Loans to or for the benefit of Borrowers pursuant to Section 2.1 and to issue or acquire an interest in Letters of Credit pursuant to Section 2.4.

            "COMMITMENT AMOUNT" shall mean (i) as to all Lenders, the lesser of initial amount of $13,500,000 or (b) subject to Section 2.10 of this Agreement, the amount irrevocably designated by the Borrowers in a writing received by the Agent as the Borrowers' desired Commitment Amount and (ii) as to each Lender, the lesser of (a) the initial amount set forth beside its name on the signature pages hereof under the heading "Commitment Amount," or (b) its pro rata share of the amount irrevocably designated by the Borrowers in writing to the Agent as their desired Commitment Amount.

            "COMMITMENT FEE" shall mean each fee payable to the Agent for the benefit of Lenders by the Borrowers pursuant to Section 2.11.

            "COMMITMENT PERIOD" shall mean the period from and including the Closing Date to but not including the Commitment Termination Date.

            "COMMITMENT REDUCTION SCHEDULE" shall have the meaning assigned to it in Section 2.8 hereof.

            "COMMITMENT TERMINATION DATE" shall mean August 4, 2000.

            "COMMONLY CONTROLLED ENTITY" shall mean any Person which is under common control with any of the Borrowers within the meaning of Section 4001 of ERISA.

            "COMPLIANCE CERTIFICATE" shall mean each certificate, substantially in the form attached hereto as Exhibit II, executed by a Responsible Officer of each Borrower and furnished to the Agent and the Lenders from time to time in accordance with Sections 5.2 and 5.3.

            "CONTINGENT OBLIGATION" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "PRIMARY



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      OBLIGATION") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of such Contingent Obligation or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

            "CURRENT ASSETS" shall mean (a) all assets which would, in accordance with GAAP, be included as current assets on a combined balance sheet of the Borrowers after eliminating any intercompany items in accordance with GAAP, as of the date of calculation, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP plus (b) an amount equal to the Available Commitment.

            "CURRENT LIABILITIES" shall mean all liabilities which would, in accordance with GAAP, be included as current liabilities on a combined balance sheet of the Borrowers after eliminating any intercompany items in accordance with GAAP, as of the date of calculation, but excluding current maturities in respect of the Notes, both principal and interest.

            "DEFAULT" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

            "DEFAULT RATE" shall mean a per annum interest rate equal to the Base Rate plus five percent, but in no event exceeding the Highest Lawful Rate.

            "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

            "ELIGIBLE ASSIGNEE" means any commercial bank, savings and loan association, savings bank, financial company, insurance company, pension fund, mutual fund, or other financial institution (whether a corporation, limited liability company, partnership or other entity) approved by the Agent, which approval shall not be withheld or delayed unreasonably.

            "ENGINEERING FEE" shall mean each fee payable by the Borrowers pursuant to Section 2.12.




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            "ENVIRONMENTAL COMPLAINT" shall mean any written complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of any of the Borrowers, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or (e) other environmental, health, or safety matters affecting any Property of any of the Borrowers or the business conducted thereon.

            "ENVIRONMENTAL LAWS" shall mean (a) the following federal laws as they may be amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Occupational Safety and Health Act, the Oil Pollution Act of 1990, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act of 1976, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any of the Borrowers is situated, as they may be amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order applicable to the Borrowers adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

            "EVENT OF DEFAULT" shall mean any of the events specified in Section 7.1.

            "FACILITY FEE" shall mean the fee payable to the Agent for the account of the Lenders by the Borrowers pursuant to Section 2.13.

            "FINANCIAL STATEMENTS" shall mean statements of the financial condition of any Person as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, common stock and other stockholders' equity, and cash flows for such Person and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants reasonably acceptable to the Agent and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

            "FIRST UNION" shall mean First Union National Bank.




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            "FLOATING RATE" shall mean an interest rate per annum equal to the
      Base Rate from time to time in effect plus one-half of one percent, but in no event exceeding the Highest Lawful Rate.

            "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

            "GOVERNMENTAL AUTHORITY" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any Person or entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

            "HAZARDOUS SUBSTANCES" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

            "HYDROCARBONS" shall mean all oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, carbon-dioxide, liquid hydrocarbons, gaseous hydrocarbons, and all other minerals and all products obtained, refined or processed therefrom.

            "HIGHEST LAWFUL RATE" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

            "INDEBTEDNESS" shall mean, as to any Person, without duplication,
      (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any



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      such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

            "INDEMNIFIED PARTY" has the meaning assigned to it in Section 5.19 hereof.

            "INSOLVENCY PROCEEDING" shall mean an application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

            "INSOLVENT" or "INSOLVENCY" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

            "INTELLECTUAL PROPERTY" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how, and processes.

            "INVESTMENT" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

            "L/C EXPOSURE" shall mean, with respect to the Borrowers, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

            "LETTER OF CREDIT" shall mean any standby letter of credit issued by the Agent for the account of any Borrower pursuant to Section 2.4.

            "LETTER OF CREDIT APPLICATION" shall mean the standard letter of credit application employed by the Agent from time to time in connection with letters of credit.

            "LETTER OF CREDIT FEE" shall mean each fee payable to the Agent by the Borrowers pursuant to Section 2.14 upon or in connection with the issuance of a Letter of Credit.

            "LIEN" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of



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      mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, each Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

            "LIMITATION PERIOD" shall mean any period while (a) any amount remains owing on the Notes and (b) interest on such amount, calculated at the applicable interest rate, plus any fees or other sums otherwise payable under any Loan Document except for the provisions of Section 2.17 and which are deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

            "LOAN" shall mean any loan made by a Lender to or for the benefit of the Borrowers or any of them pursuant to this Agreement, including any Loan to reimburse the Agent for any draw under a Letter of Credit made pursuant to Section 2.4(b).

            "LOAN BALANCE" shall mean, at any time, the outstanding principal balance of the Notes at such time.

            "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Instruments, and all other documents and instruments now or hereafter delivered by or on behalf of the Borrowers pursuant to the terms of or in connection with this Agreement, the Notes, the Letters of Credit, the Letter of Credit Applications or the Security Instruments, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

            "MATERIAL ADVERSE EFFECT" shall mean, with respect to a Borrower, any material adverse effect on the business, operations, Properties, condition (financial or otherwise), or prospects of such Borrower taken as a whole.

            "MORTGAGED PROPERTIES" shall mean all Properties of the Borrowers subject to a Lien in favor of the Agent for the benefit of the Lenders, as security for the Obligations, which Liens are intended to be first priority perfected Liens, subject only to Permitted Liens.

            "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.




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            "NET INCOME" shall mean, for any period, the net income of the
      Borrowers for such period, on a combined basis, determined in accordance with GAAP.

            "NOTE" shall mean one of the Notes.

            "NOTES" shall mean the master promissory notes of the Borrowers payable to the order of the Lenders, in the form attached hereto as
      Exhibit I (with the amount completed as $15,000,000 in the case of Comerica and $10,000,000 in the case of First Union, the initial Lenders hereunder), together with all renewals, extensions for any period, increases, and rearrangements thereof.

            "OBLIGATIONS" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the obligation of the Borrowers for the payment of Commitment Fees, Letter of Credit Fees, Facility Fees and Engineering Fees, (c) Swap Obligations, (d) the obligation of the Borrowers to provide to the Agent or to reimburse the Agent for any amounts payable, paid, or incurred by the Agent with respect to Letters of Credit issued on their behalf pursuant to Section 2.4, (e) the undrawn, unexpired amount of all outstanding Letters of Credit issued on any Borrower's behalf and (f) all other obligations and liabilities of the Borrowers to the Agent, any Lender, the Lenders, or any combination of the foregoing, now existing or hereafter incurred, in each case under, arising out of or in connection with any Loan Document or Obligations, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

            "PAYOR" shall have the meaning assigned to it in Section 2.3 hereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

            "PERMITTED LIENS" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor,
      (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor,
      (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators



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      under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Borrowers to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Borrowers or materially detract from the value or use of the Property to which they apply, and (g) Liens in favor of the Agent for the benefit of the Lenders, or any, some or all of them, and other Liens expressly permitted under the Security Instruments.

            "PERSON" shall mean an individual, corporation, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

            "PLAN" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which any Borrower or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
      Section 3(5) of ERISA.

            "PRINCIPAL OFFICE" shall mean the principal office of the Agent in Dallas, Texas, which is presently located at 1601 Elm Street, Second Floor, or such other office or location as the Agent shall designate as its principal office by written notice to the Borrowers.

            "PROHIBITED TRANSACTION" shall have the meaning assigned to such term in Section 406 of ERISA or Section 4975 of the Code.

            "PROPERTY" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

            "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

            "REGISTER" has the meaning assigned to it in Section 9.1(d) hereof.

            "REGULATORY CHANGE" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law (including, without limitation, Regulation D), or any interpretation, directive, or request (whether



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      or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Agent or any Lender.

            "RELEASE OF HAZARDOUS SUBSTANCES" shall mean any emission, spill, release, disposal, or discharge, except in accordance with Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of any Borrower.

            "REORGANIZATION" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in
      Section 4241 of ERISA.

            "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. ss.2615.

            "REQUIRED LENDERS" shall mean at any time while no Loans are outstanding, Lenders having at least 66-2/3% of the aggregate Commitment Amount and, at any time while Loans are outstanding, Lenders holding at least 66-2/3% of the outstanding aggregate principal amount of the Loans; provided, however, that in the event there are only two Lenders, then Required Lenders shall mean both of the Lenders.

            "REQUIRED PAYMENT" shall have the meaning assigned to it in Section
      2.3 hereof.

            "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to such Person or any of its Property or to which such Person or any of its Property is subject.

            "RESERVE REPORT" shall mean each report delivered to the Lender pursuant to Section 5.4.

            "RESPONSIBLE OFFICER" shall mean, in the case of each Borrower, the President, Chief Executive Officer, Chief Financial Officer or other officer of such Borrower knowledgeable about the affairs of such Borrower.



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



            "SECURITY INSTRUMENTS" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1(f), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

            "SINGLE EMPLOYER PLAN" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

            "SUPERFUND SITE" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

            "SWAP OBLIGATIONS" shall mean any indebtedness, obligations and liabilities owed by a Borrower to any Lender arising under financial interest rate swap agreements entered into by such Borrower to lock in interest rates payable under this Agreement or commodity swap agreements or similar contractual arrangements intended to help hedge market price fluctuations and interest rates applicable to this Agreement or crude oil, natural gas or other Hydrocarbons, subject, however, to the agreements of such Borrower set out in Section 6.14 of this Agreement.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

            3 UNDEFINED FINANCIAL ACCOUNTING TERMS. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP at the time in effect.

            4 REFERENCES. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

            5 ARTICLES AND SECTIONS. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

            6 NUMBER AND GENDER. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and the word "including" (and with the correlative meaning "include") shall mean including, without limiting the generality of any description preceding such term.



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




            7 INCORPORATION OF EXHIBITS. The exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                  ARTICLE II

                               TERMS OF FACILITY

            1 REVOLVING LINE OF CREDIT. Upon the terms and conditions (including, without limitation, the right of the Lenders to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, each Lender severally agrees, during the Commitment Period, to make Loans not to exceed such Lender's Commitment Amount, in immediately available funds at the Principal Office, to or for the benefit of the Borrowers, from time to time on any Business Day designated by the Borrowers following receipt by the Agent of a written request for such Loan; provided, however, no Loan shall exceed the aggregate amount of the then existing Available Commitment for such Lender as then in effect and the Borrowers agree to immediately repay any Loan amounts outstanding in excess of the aggregate amount of the Available Commitment (including those necessary to meet the Commitment Reduction Schedule). The Borrowers jointly and severally agree to repay to the Lenders the Obligations pursuant to the terms hereof.

            (a) Subject to the terms of this Agreement, during the Commitment Period, the Borrowers may borrow, repay, and reborrow. Except for prepayments made pursuant to Section 2.9, each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $50,000 or integral multiple thereof.

            (b) The Loans shall be made and maintained at each Lender's Applicable Lending Office and shall be evidenced by the Notes.

            2 USE OF LOAN PROCEEDS AND LETTERS OF CREDIT. Proceeds of all Loans shall be used by the Borrowers solely to acquire and develop oil and gas properties and for working capital and related corporate purposes.

            (a) Letters of Credit shall be solely to support business operations of the Borrower in the ordinary course of business; provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds without the written consent of the Agent and the Lenders.

            3 INTEREST. Subject to the terms of this Agreement (including, without limitation, Section 2.17), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate. Interest on the Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon



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



demand by the Agent at any time as to all or any portion of such interest. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment.

            4 LETTER OF CREDIT FACILITY. Upon the terms and conditions (including, without limitation, the right of the Agent to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying upon the representations and warranties contained in this Agreement, the Agent agrees, during the Commitment Period, to issue Letters of Credit following the receipt not less than two Business Days prior to the requested date for issuance of the relevant Letter of Credit of a Letter of Credit Application executed by a Borrower; provided, however, (i) no Letter of Credit shall have an expiration date which is subsequent to the Commitment Termination Date, and (ii) the Agent shall not be obligated to issue any Letter of Credit if (A) the face amount thereof would exceed the Available Commitment, (B) the L/C Exposure would exceed $500,000, or (C) after giving effect to the issuance thereof, the L/C Exposure when added to the Loan Balance then outstanding, would exceed the lesser of the Commitment Amount or the Borrowing Base then in effect.

            (a) Should the Agent be called upon by the beneficiary of any Letter of Credit to honor all or any portion of the commitment thereunder, whether upon presentation of drafts or otherwise, such payment by the Agent on account of such Letter of Credit shall be treated for all purposes as a Loan and a Borrowing on the Notes and each Lender agrees to advance its proportionate share thereof, and if a Default or an Event of Default then exists, the Borrowers shall pay to the Agent for the account of the Lenders on demand the amount of such Borrowing.

            5 REPAYMENT OF LOANS AND INTEREST. Accrued and unpaid interest on each outstanding Loan shall be due and payable monthly commencing on the first day of September, 1997, and continuing on the first day of each calendar month thereafter while any Loan remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the relevant Loan. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date. At the time of making each payment hereunder or under the Notes, the Borrowers shall specify to the Agent the Loans or other amounts payable, jointly and severally, by the Borrowers hereunder to which such payment is to be applied. In the event the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment as it may elect in its sole discretion.

            6 OUTSTANDING AMOUNTS. The outstanding principal balance of the Notes reflected by the notations by the Agent on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Notes. The liability for payment of principal and interest evidenced by the Notes shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

            7 TIME, PLACE, AND METHOD OF PAYMENTS. All payments required pursuant to this Agreement or the Notes shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Agent on the next Business Day following receipt if such receipt is after 2:00 p.m. Central Standard or Central Daylight Savings Time,



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



as the case may be, on any Business Day, and shall be made to the Agent at the Principal Office for the account of each Lender. The Borrowers shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrowers under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrowers fail to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion. Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender at such Lender's Applicable Lending Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Notes would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            8 BORROWING BASE DETERMINATIONS; REDUCTION OF BORROWING BASE. The Borrowing Base as of August 4, 1997 is acknowledged by the Borrowers, the Agent and the Lenders to be $13,500,000 (giving effect to the closing of the Belleview Acquisition on August 4, 1997). Commencing on September 1, 1997 and continuing thereafter on the first day of each month until the next determination of the Borrowing Base and the amount by which the Borrowing Base shall be reduced are orally communicated to the Borrowers pursuant to Section 2.8(c), the amount of the Borrowing Base shall be reduced by $225,000 ("Commitment Reduction Schedule").

            (a) The Borrowing Base and the amount by which the Borrowing Base shall be reduced shall be redetermined semi-annually, commencing on April 1, 1998 and continuing on each October 1 and April 1 thereafter, on the basis of information supplied by the Borrowers in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Agent and the Lenders. In addition, the Agent shall, in the normal course of business following a request from the Borrowers and receipt of an Engineering Fee and a Reserve Report, together with all other information reasonably requested by the Agent and the Lenders, redetermine the Borrowing Base at any other time. Notwithstanding the foregoing, the Agent and the Lenders may at their discretion redetermine the Borrowing Base and the Commitment Reduction Schedule at any time and from time to time.

            (b) Within 30 days of its receipt of the Reserve Reports, the Agent shall provide such redetermined Borrowing Base in writing to the Lenders. Within 15 days after their receipt of such information, the Lenders shall give the Agent written notice of whether the Lenders approve of the Agent's proposed Borrowing Base. If, for any reason, all of the Lenders do not approve of the proposed Borrowing Base, the Agent and the Lenders shall consult with one another to determine the Borrowing Base that will be approved by all of the Lenders. Upon each determination of the Borrowing Base by the Agent and approved by the Lenders, the Agent shall notify the Borrowers orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the Commitment Reduction Schedule, together with any increase in the Commitment Amount, so communicated to the Borrowers shall become effective upon such oral notification and shall remain in effect until the next subsequent redetermination of the Borrowing Base and the Commitment Reduction Schedule is orally communicated to the Borrowers.




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



            (c) The Borrowing Base shall represent the determination by the Agent and the Lenders, in accordance with the applicable definitions and provisions herein contained and their customary lending practices then in effect for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base or the Commitment Amount to the credit approval processes of the Lenders, which processes shall be conducted on a basis consistent with each Lender's engineering and credit standards and assumptions then in effect for Loans of this type and borrowers similarly situated. The Borrowers acknowledge that no Lender has any obligation to increase its Commitment Amount or to agree to any increase in the Borrowing Base. Furthermore, each Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrowers to be essential for the adequate protection of the Lenders.

            9 MANDATORY PREPAYMENTS. If at any time the Loan Balance and the L/C Exposure exceeds the lesser of the Commitment Amount or the Borrowing Base then in effect, the Borrowers shall, jointly and severally, within 30 days of notice from the Agent of such occurrence, (a) prepay, or make arrangements acceptable to the Agent and the Lenders for the prepayment of, the amount of such excess for application on the Loan Balance, (b) provide additional collateral, of character and value satisfactory to the Agent and the Lenders in their reasonable business judgment, to secure the Obligations by the execution and delivery to the Agent of Security Instruments in form and substance satisfactory to the Agent and the Lenders, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Agent and the Lenders in their reasonable business judgment. In the event that a mandatory prepayment is required under this Section and the Loan Balance is less than the amount required to be prepaid, the Borrowers jointly and severally shall repay the entire Loan Balance and, in accordance with the provisions of the relevant Letter of Credit Applications executed by the Borrowers or otherwise to the satisfaction of the Agent and the Lenders, deposit with the Agent, as additional Collateral securing the Obligations, an amount of cash, in immediately available funds, equal to the L/C Exposure minus the lesser of the Commitment Amount or the Borrowing Base. Cash deposited with the Agent in satisfaction with the requirements provided in this section may be invested by the Agent, but only at the express direction of the Borrowers as to the investment vehicle and maturity (which shall be no later than the last expiration date of any then outstanding Letter of Credit), for the account of the Borrowers in cash or cash equivalent investments offered by or through the Agent.

            10 VOLUNTARY PREPAYMENTS OF LOANS. Subject to applicable provisions of this Agreement, the Borrowers shall have the right at any time or from time to time to prepay Loans; provided, however, that (a) the Borrowers shall pay all accrued and unpaid interest on the amounts prepaid, and (b) no such prepayment shall serve to postpone the repayment when due of any Obligation. The Borrowers shall have the right, upon notice to the Agent, at any time or from time to time to reduce the Commitment Amount or terminate the Commitment; provided, however, that on the date of such permanent reduction or termination the Borrowers, being jointly and severally obligated, shall pay the amount necessary, if any, to reduce the Loan Balance to (and as applicable provide cash collateral for L/C Exposure that equals) an amount equal to or less than the amount specified in such notice plus accrued but unpaid interest, if any, to the date of such payment together with all other fees and charges then owing pursuant to this Agreement.




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



            11 COMMITMENT FEE. In addition to interest on the Notes as provided herein and the Engineering Fees, Facility Fees and Letter of Credit Fees payable hereunder and to compensate the Lenders for maintaining funds available, the Borrowers shall pay to the Agents for the pro rata benefit of the Lenders, in immediately available funds, on the first day of October 1997 and on the first day of each third calendar month thereafter during the Commitment Period, a fee in the amount of one-quarter of one percent per annum, calculated on the basis of a year of 360 days and for the actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period.

            12 ENGINEERING FEE. The Borrowers jointly and severally agree to pay, or reimburse the Agent, for paying, reasonable and customary fees and expenses of the independent consulting petroleum engineers engaged by the Agent in consultation with the Lenders, from time to time, to evaluate the Mortgaged Properties and review the Reserve Reports.

            13 FACILITY FEE. In addition to interest on the Notes as provided herein and the Engineering Fees payable hereunder and to compensate the Agent and the Lenders for the costs of the extension of credit hereunder, the Borrowers jointly and severally shall pay to the Agent for the pro rata account of the Lenders on the Closing Date, in immediately available funds, a facility fee in the amount of $67,535; and on the date of each Borrowing Base increase which is accompanied by a like increase in the Commitment Amount, a fee shall be paid by the Borrowers to the Agent for the pro rata account of the Lenders in the amount of three-fourths of one percent of the excess, if any, of the new Borrowing Base over the highest Borrowing Base theretofore in effect.

            14 LETTER OF CREDIT FEE. In addition to interest on the Notes as provided herein, and the Commitment Fees, Engineering Fees and Facility Fees payable hereunder, the Borrowers agree to pay to the Agent for the benefit of the Lenders, on the date of issuance of each Letter of Credit, a fee equal to the greater of (a) one and one-quarter percent per annum, calculated on the basis of a year of 360 days and the actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit during the period for which such Letter of Credit is issued, or (b) $350. In addition, the Borrowers agree to pay to the Agent, for its own account, on the date of issuance of each Letter of Credit, a fee equal to one-quarter of one percent per annum, calculated on the basis of a year of 360 days and the actual days elapsed (including the first day, but excluding the last day) on the face amount of each such Letter of Credit for the period for which such Letter of Credit is issued pursuant to Section 2.4. The Borrower shall also agree to pay to the Agent on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

            15 LOANS TO SATISFY OBLIGATIONS OF BORROWERS. After an Event of Default, the Lenders may, but shall not be obligated to, make Loans for the benefit of the Borrowers and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrowers contained in this Agreement or any other Loan Document. Any such Loan shall be evidenced by the Notes.

            16 SECURITY INTEREST IN ACCOUNTS; RIGHT OF OFFSET. As security for the payment and performance of the Obligations, each Borrower hereby collaterally transfers, assigns, and pledges to the Agent and each Lender and grants to the Agent and each Lender a security interest in all funds



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                                    -17-
of such Borrower now or hereafter or from time to time on deposit with the Agent or each Lender, with such interest of the Agent and each Lender to be retransferred, reassigned, and/or released to the Borrowers, as the case may be, at the expense of the Borrowers upon payment in full and complete performance by the Borrowers of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Agent and each Lender, as applicable, upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, each Borrower hereby grants to the Agent and each Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of such Borrower now or hereafter or from time to time on deposit with the Agent or any Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Notwithstanding the foregoing, the Agent and the Lenders acknowledge that certain accounts of the Borrowers styled as production proceed accounts will contain funds which are subject to the rights of Persons other than any Borrower pursuant to Section 9.319 of the Texas Business and Commerce Code and that certain accounts of the Borrowers styled as revenue distribution accounts will contain funds which are subject to the rights of third parties (other than any Borrower). In connection with each such account, the Borrowers jointly and severally agree to provide to the Agent and each Lender, promptly upon request of the Agent or any Lender, a list of such third parties and the monies owed to each such third party contained at that time in such account and the Borrowers acknowledge and agree that the Agent and the Lenders may rely and will rely on such disclosures of the Borrowers in exercising their remedies under this Section.

            17 GENERAL PROVISIONS RELATING TO INTEREST. It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. For purposes of
Article 5069-1.04, Vernon's TEXAS CIVIL STATUTES, as amended, the Borrowers agree that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in such Article, provided that each Lender may also rely, to the extent permitted by applicable laws of the State of Texas, other States applicable to a Lender, or the United States of America ("Applicable Laws"), on alternative maximum rates of interest under other Applicable Laws, if greater.

            (a) Notwithstanding anything herein or in the Notes to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Notes shall be the Highest Lawful Rate, and the obligation, if any, of the Borrowers for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by Applicable Laws, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lenders (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lenders would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all fees otherwise payable to the Lenders but for the effect of such Limitation Period.




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



            (b) If, under any circumstances, the aggregate amounts paid on the Notes or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrowers stipulate that such payment and collection will have been and will be deemed to have been, to the extent permitted by Applicable Laws, the result of mathematical error on the part of the Borrowers and the Lenders; and each Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and have been payable on the basis of the Highest Lawful Rate) upon discovery of such error by such Lender or notice thereof from the Borrowers. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lenders or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrowers.

            (c) All sums paid, or agreed to be paid, to the Lenders for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by Applicable Laws, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

            18 YIELD PROTECTION. Without limiting the effect of the other provisions of this Section (but without duplication), the Borrowers shall pay to the Agent from time to time on request such amounts as the Agent may determine are necessary to compensate a Lender or some or all of the Lenders for any costs attributable to the maintenance by such Lender or Lenders, pursuant to any Regulatory Change, of capital in respect of the Commitment, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or Lenders to a level below that which such Lender or Lenders could have achieved but for such Regulatory Change.

            (a) Determinations by such Lender for purposes of this Section of the effect of any Regulatory Change on (i) capital maintained, (ii) its costs or rate of return, (iii) maintaining Loans, (iv) its obligation to make Loans, or
(v) amounts receivable by it in respect of Loans or such obligations, and the additional amounts required to compensate a Lender under this Section shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. Such Lender shall furnish the Borrowers with a certificate setting forth in reasonable detail the basis and amount of increased costs incurred or reduced amounts receivable as a result of any such event, and the statements set forth therein shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis. The Agent shall notify the Borrowers, as promptly as practicable after the Agent obtains notice from such Lender of any sums payable pursuant to this Section and request for compensation therefor. Any compensation requested by any Lender pursuant to this Section shall be due and payable to the Agent (on account of such Lender) within five days of delivery of any such notice by the Agent to the Borrowers.

            19 LETTERS IN LIEU OF TRANSFER ORDERS. The Agent and the Lenders agree that none of the letters in lieu of transfer or division orders provided by the Borrowers pursuant to Section



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                                    -19-

3.1(g)(iii) or Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Agent may, at its option and in addition to the exercise of any other rights and remedies, send any or all of such letters.

            20 POWER OF ATTORNEY. Each Borrower hereby designates the Agent as its agent and attorney-in-fact, to act in its name, place, and stead for the purpose of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrowers to the Agent pursuant to Section 3.1(g)(iii) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. Each Borrower hereby ratifies and confirms all that the Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of the Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on the Agent by this appointment are solely to protect the interests of the Agent and the Lenders under the Loan Documents and shall not impose any duty upon the Agent to exercise any such powers. The Agent and the Lenders shall be accountable only for amounts actually received as a result of the exercise of such powers and shall not be responsible to the Borrowers or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

            21    JOINT BORROWER PROVISIONS.

                  (a) Any Loan made hereunder shall be made jointly to the Borrowers and shall be charged to the Borrowers, jointly and severally. Any payments received by the Agent for the account of the Lenders hereunder likewise shall be credited, jointly and severally, for the account of the Borrowers.

                  (b) For the purpose of implementing the joint borrower provisions of the Loan Documents, each Borrower hereby irrevocably appoints each other Borrower as its agent and attorney-in-fact, coupled with an interest, for all purposes of the Loan Documents, including the making of requests for Loans, the execution and delivery of certificates and the receiving and allocating of disbursements from the Agent. All Advances are to be made for the collective account of Borrowers.

                  (c) It is understood and agreed that the handling of the Loans on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to the Borrowers and at their request, and that the Agent and the Lenders shall incur no liability to the Borrowers as a result thereof. To induce the Agent and the Lenders to do so, and in consideration thereof, each of the Borrowers hereby agrees to indemnify each of the Agent and the Lenders and hold each such Person harmless from and against any and all liabilities, expenses, losses, damages or claims of damage or injury asserted against any such Person by any of the Borrowers or by any other Person arising form or incurred by reason of the handling by any of the Agent or the Lenders of the financing arrangement of the Borrowers as herein provided, reliance by any of the Agent or the Lenders on any requests or instructions



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



      from any Borrower, or any other related action taken by any of the Agent or the Lenders hereunder in the absence of gross negligence or willful misconduct.

                  (d) Each Borrower represents and warrants to the Agent and the Lenders that the request for joint handling of the Loans and other financial accommodations to be made by the Agent and the Lenders hereunder was made because the Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Borrowers. Each of the Borrowers expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the integrated group.

                  (e) Each of the Borrowers represents and warrants to the Agent and the Lenders that (i) such Borrower has established adequate means of obtaining from the other Borrowers on a continuing basis financial and other information pertaining to the business, operations, and condition (financial and otherwise) of the other Borrowers, and their property, and (ii) such Borrower now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of the other Borrowers, and their Property. Each of the Borrowers hereby waives and relinquishes any duty on the part of the Lender to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of any other Borrower, or the Property of any other Borrower, whether now or hereafter known by any of the Agent or the Lenders during the term of this Agreement.

                  (f) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of Persons or entities other than such Borrower (including the other Borrowers) and, in full recognition of that fact, each Borrower consents and agrees that the Agent and the Lenders may, at any time and from time to time, without notice or demand, except as otherwise required herein, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any one or more Borrowers, and without affecting the enforceability or continuing effectiveness hereof as to each Borrower, agree with the other Borrower to: (i) supplement, restate, modify, amend, increase, decrease, extend, renew, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Loan Documents or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part hereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of the sale thereof as the Agent in its sole and absolute discretion may determine; (vii) release any Person from any personal liability with respect to



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



      the Obligations or any part thereof; (viii) settle, release on terms satisfactory to the Agent or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change or any other restructuring or termination of the corporate or partnership existence of any Borrower or any other Person, and correspondingly restructure the Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

                  (g) Upon the occurrence and during the continuance of any Event of Default, the Agent may enforce this Agreement independently as to each Borrower and independently of any other remedy or security the Agent at any time may have or hold in connection with the Obligations, and it shall not be necessary for the Agent to marshal assets in favor of any Borrower or any other person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require the Agent to marshal assets in favor of any Borrower or any other Person or to proceed against the other Borrower or any collateral provided by any Person, and agrees that the Agent may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.

                  (h) The Agent and any Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Each Borrower agrees that the Agent and any Borrower and any Affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement. Each Borrower expressly waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Obligations or any rights of the Agent and the Lenders created or granted herein.

                  (i) The Agent's and the Lenders' rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by any Lender, all as though such amount had not been paid. The rights of the Agent and the Lenders created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not the other Borrowers shall have any personal liability with respect thereto.

                  (j) To the maximum extent permitted by applicable law, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any other Borrower with respect to the Obligations, (ii) the unenforceability or invalidity of any security for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations, (iii) the



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



      cessation for any cause whatsoever of the liability of any other Borrower (other than by reason of the full payment and performance of all Obligations), (iv) any failure of the Agent to marshal assets in favor of any Borrower or any other Person, (v) any failure of the Agent to give notice of sale or other disposition of collateral to any Borrower or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (vi) any failure of the Agent to comply with applicable law in connection with the sale or other disposition of any Collateral or other security for any Obligation, including any failure of the Agent to conduct a commercially reasonable sale or other disposition of any Collateral or other security for any Obligation, (vii) any act or omission of or others that directly or indirectly results in or aids the discharge or release of any of any Borrower or the Obligations or any security therefor by operation of law or otherwise, (viii) any failure of the Agent to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (ix) the election by the Agent of the application or non-application of Section 1111(b)(2) of the Bankruptcy Code, (x) any extension of credit or the grant of any lien under Section 364 of the Bankruptcy Code, (xi) any use of cash collateral under Section 363 of the Bankruptcy Code, (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (xiii) the avoidance of any lien in favor of the Agent for any reason, or (xiv) any action taken by the Agent or any Lender that is authorized by this Section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any Commitment of the Agent and any Lender to any Borrower under any Loan Document remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that the Agent or any Lender now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by the Agent. Each Borrower expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Agreement or of the existence, creation or incurring of new or additional Obligations.

                  (k) To the fullest extent permitted by applicable law, each Borrower expressly waives any suretyship defenses to the enforcement of this Agreement or any rights of the Agent or any Lender created or granted hereby or to the recovery by the Agent or any Lender against any Borrower or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of the Borrowers and may preclude the Borrowers from obtaining reimbursement or contribution from other Borrowers. Each Borrower expressly waives any defenses or benefits that may be derived pursuant to or from Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code, as amended, or comparable provisions of the laws of any other jurisdiction, and all other suretyship defenses it otherwise might or would have under Texas law or other applicable law.

                  (l) The Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with



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



      full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which the Borrowers otherwise may have against any other Borrower, the Agent, the Lenders or others, or against the Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

      22 PRO RATA TREATMENT. Except to the extent otherwise provided herein: (a) each Loan shall be made by the Lenders under Section 2.1, each payment of facility fee under Section 2.11 shall be made for the account of the Lenders, and each termination or reduction of the Commitments shall be applied to the Commitments of the Lenders, pro rata according to the respective unused Commitments; (b) each payment and prepayment of principal of or interest on Loans by the Borrowers shall be made to the Agent for the account of the Lenders holding Loans pro rata in accordance with the respective Loan Balance held by such Lenders. Each Lender hereby agrees that it shall be liable under and pursuant to each Letter of Credit pro rata in proportion to its Commitment Amount of the face amount thereof to the same extent and of the same effect as if such Lender had issued such Letter of Credit. In that regard, immediately upon issuance by the Agent of any Letter of Credit in accordance with this Agreement, each other Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, WITHOUT RECOURSE OR WARRANTY, an undivided interest and participation in such Letter of Credit, and including all obligations of the Borrowers with respect thereto and any security therefor or any guaranty relating thereto, in an amount equal to the product of
(i) the Commitment Amount of such Bank and (ii) the stated amount of such Letter of Credit.

      23 NON-RECEIPT OF FUNDS BY THE AGENT. Unless the Agent shall have been notified by a Lender or the Borrowers (the "PAYOR") prior to the date on which such Lender is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "REQUIRED PAYMENT"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) the federal funds rate for such period in the case of a Lender and (b) the applicable rate of interest provided for herein for such period in the case of the Borrowers.

      24 WITHHOLDING TAX EXEMPTION. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrowers and the Agent two duly completed copies of Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments from the Borrowers under any Loan Document without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrowers and the Agent two additional copies of such form



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



(or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrowers and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

            25 CERTAIN AGREEMENTS REGARDING LETTERS OF CREDIT. The Borrowers assume all risks of acts or omissions of beneficiaries of any of the Letters of Credit with respect to their use of the Letters of Credit. Except in the case of gross negligence or willful misconduct on the part of the Agent, the Agent, the Lenders or any correspondent, neither the Agent nor any Lender or correspondent shall be liable or responsible for any of the following (including, but not limited to, those caused by the Agent's, its correspondents' or any of the Lenders' own negligence):

            (a) The validity or genuineness of certificates or other documents even if such certificates or documents should in fact prove to be invalid, fraudulent or forged;

            (b) Errors, omissions, interruptions or delay in transmission or delivery of any messages, by mail, telex, facsimile or otherwise, whether or not they be in code;

            (c) Errors in the translation or for errors in interpretation of technical terms; or

            (d) Any consequences arising from causes beyond the Agent's control or the control of its correspondents;

nor shall the Agent be responsible for any error, neglect or default by any of its correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Agent's rights or powers hereunder or under any Letter of Credit, all of which rights shall be cumulative. The Agent and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation. In furtherance but not in limitation of the foregoing provisions, the Borrowers agree that any action taken by the Agent or any of its correspondents in good faith in connection with a Letter of Credit or any related drafts, certificates, documents or instruments, shall be binding on the Borrowers and shall not put the Agent or its correspondents under any resulting liability to the Borrowers; and the Borrowers make a like agreement as to any inaction or omission, unless in breach of good faith.


                                  ARTICLE III

                                  CONDITIONS



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



            The obligations of the Agent and the Lenders to enter into this Agreement, the obligations of the Lenders to make the initial Loans to the Borrowers and the obligation of the Agent to issue the initial Letters of Credit are subject to the satisfaction of the following conditions precedent:

            1 RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS. The Lenders shall have no obligation to make any Loan under this Agreement and the Agent shall have no obligation to issue any Letter of Credit unless and until the Agent and the Lenders shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrowers, all in form and substance satisfactory to the Agent and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Agent:

            (a) multiple counterparts of this Agreement, as requested by the Agent;

            (b) the Notes;

            (c) copies of the Articles of Incorporation or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of each Borrower, accompanied by a certificate issued by the secretary or an assistant secretary of each Borrower, to the effect that each such copy is correct and complete;

            (d) certificates of incumbency and signatures of the Responsible Officers of each Borrower who are authorized to execute Loan Documents on behalf of such entity, each such certificate being executed by the secretary or an assistant secretary of such entity;

            (e) copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of each Borrower, accompanied by certificates of the secretary or an assistant secretary of each Borrower, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous written consent of the board of directors of such Borrower, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

            (f) multiple counterparts, as requested by the Agent, of the following Security Instruments creating, evidencing, perfecting, and otherwise establishing Liens in favor of the Agent in and to the
      Collateral:

                  (i) Deed of Trust, Mortgage, Assignment of Production,
            Security Agreement and Financing Statement from the Borrowers covering the Mortgaged Properties (other than those subject to the Pledge);




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



                  (ii) Pledge covering the Mortgaged Properties described
            therein;

                  (iii) Financing Statements from the Borrowers, as debtors, constituent to the instrument described in clauses (i) and (ii) above;

                  (iv) undated letters, in form and substance satisfactory to the Agent and the Borrowers, from the relevant Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties of such Borrower, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Agent;

            (g) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each Borrower in its jurisdiction of incorporation and in any other jurisdictions where it does business;

            (h) results of searches of the UCC Records of the Secretary of State of the State of Texas and other states where Mortgaged Properties are located from sources acceptable to the Agent and reflecting no Liens against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement other than in favor of the Agent for the benefit of the Lenders;

            (i) confirmation, acceptable to the Agent and the Lenders, of the title of the Borrowers to the Mortgaged Properties, free and clear of Liens other than Permitted Liens;

            (j) all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties requested by the Agent and the Lenders;

            (k) certificates evidencing the insurance coverage required pursuant to Section 5.18; and

            (l) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Agent may reasonably request.




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



            2 EACH LOAN AND LETTER OF CREDIT. In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make any Loan and the Agent shall not be obligated to issue any Letter of Credit unless:

            (a) a Borrower shall have delivered to the Agent a written request signed by a Responsible Officer of such Borrower specifying the amount of Loan requested and the date of borrowing (which shall be a Business Day) no later than 11:00 a.m. Central Standard or Central Daylight Savings Time, as the case may be, on the Business Day preceding the requested borrowing for the relevant Loan or a Letter of Credit Application at least two Business Days prior to the requested issuance date for the relevant Letter of Credit; and each statement or certification made in such written request or Letter of Credit Application shall be true and correct in all material respects on the requested date for such Loan;

            (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan;

            (c) no event shall have occurred which could reasonably be expected to have a Material Adverse Effect;

            (d) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Borrowers as if made on the requested date for such Loan;

            (e) all of the Security Instruments shall be in full force and effect and provide to the Agent for the benefit of the Lenders the security intended thereby;

            (f) the making of such Loan or issuance of such Letter of Credit shall not contravene, violate, or conflict with any Requirement of Law;

            (g) each of the Borrowers shall hold title to the Collateral pledged by such entity in accordance with Section 4.5 and be the sole beneficial owner thereof; and

            (h) the Agent shall have received the payment of all Commitment Fees, Engineering Fees, Facility Fees, Letter of Credit Fees and other fees payable to the Agent or for the benefit of the Lenders for (i) all reasonable fees and expenses of counsel to the Agent for which the Borrowers are responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application.




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



                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            To induce the Agent and the Lenders to enter into this Agreement and (in the case of the Lenders) to make the Loans and (in the case of the Agent) to issue Letters of Credit, the Borrowers, jointly and severally, represent and warrant to the Agent and the Lenders (which representations and warranties shall survive the delivery of the Notes) that:

            1 DUE AUTHORIZATION. The execution and delivery by the Borrowers of this Agreement and the borrowings hereunder, the execution and delivery by the Borrowers of the Notes, the repayment of the Notes and interest and fees provided for in the Notes and this Agreement, the execution and delivery of the Security Instruments by the Borrowers, and the performance of all obligations of the Borrowers under the Loan Documents are within the corporate power of the Borrowers, have been duly authorized by all necessary corporate action by the Borrowers, and do not and will not (a) require the consent of any Governmental Authority to be obtained by any of the Borrowers, (b) contravene or conflict with any Requirement of Law applicable to the Borrowers, (c) contravene or conflict with any material indenture, instrument, or other agreement to which any Borrower is a party or by which any Mortgaged Property may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of any Borrower under any such indenture, instrument, or other agreement, other than the Loan Documents.

            2 CORPORATE EXISTENCE. Each Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

            3 VALID AND BINDING OBLIGATIONS. All Loan Documents, when duly executed and delivered by the Borrowers, will be the legal, valid, and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, subject to the effect of bankruptcy or other similar laws and to general principles of equity.

            4 SECURITY INSTRUMENTS. The provisions of each Security Instrument are effective to create in favor of the Agent for the benefit of the Lenders, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrowers in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with Applicable Laws, shall constitute fully perfected first-priority Liens (subject to Permitted Liens) on all right, title, and interest of the Borrowers in the Collateral described therein.

            5 TITLE TO ASSETS. (a) The Borrowers have good and indefeasible title to their respective Leases, Lands and Easements, as such terms are defined in the Deed of Trust referred to in Section 3.1(g)(i) and all other real Property of the Borrowers, each free and clear of all Liens except Permitted Liens; and (b) the Borrowers have good and marketable title to their respective



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



Pipelines, Contracts, and Facility, as the terms are defined in such Deed of Trust and all other personal Property of the Borrowers, each free and clear of all Liens except Permitted Liens.

            6 SCOPE AND ACCURACY OF FINANCIAL STATEMENTS. The Financial Statements of each Borrower as of March 31, 1997, present fairly the financial position and results of operations and cash flows of such Borrower in accordance with sound accounting principles as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since March 31, 1997, which could reasonably be expected to have a Material Adverse Effect.

            7 NO MATERIAL MISSTATEMENTS. No information, exhibit, statement, or report furnished to the Agent or any Lender by or at the direction of the Borrowers in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

            8 LIABILITIES, LITIGATION, AND RESTRICTIONS. Other than as listed under the heading "Liabilities" on Exhibit IV attached hereto, none of the Borrowers has any liabilities, direct or contingent, which could reasonably be expected to have a Material Adverse Effect. Except as set forth under the heading "Litigation" on Exhibit IV hereto, no litigation or other proceeding affecting any Borrower is pending before any Governmental Authority or, to the best knowledge of the Borrowers, threatened against any Borrower.

            9 AUTHORIZATIONS; CONSENTS. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents, the repayment by the Borrowers of the Notes and interest and fees provided in the Notes and this Agreement, or the performance by the Borrowers of the Obligations.

            10 COMPLIANCE WITH LAWS. Each Borrower and its Property, including, without limitation, the Mortgaged Properties of such Borrower, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

            11 ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. To the best knowledge of the Borrowers, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by any Borrower or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested



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benefits. Neither any Borrower nor any Commonly Controlled Entity has had a
complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable to any Multiemployer Plan, neither any Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if such Borrower or such Commonly Controlled Entity were to withdraw completely from such Multiemployer Plan. Neither any Borrower nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of the Borrowers, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrowers have no reason to believe that the annual cost during the term of this Agreement to the Borrowers and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of the Borrowers and all Commonly Controlled Entities under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

            12 ENVIRONMENTAL LAWS. To the best knowledge and belief of the Borrowers after due inquiry, except as would not have a Material Adverse Effect, or as described on Exhibit IV under the heading "Environmental Matters:"

            (a) no Property of any Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

            (b) no Hazardous Substances have been generated, transported, and/or disposed of by any Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

            (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by any Borrower or from, affecting, or related to any Property of any Borrower or adjacent to any Property of any Borrower has occurred which could (i) require reporting to any Governmental Authority, (ii) require remediation or other response action, or (iii) be the basis of a claim for personal injury or property damage; and

            (d) no Environmental Complaint concerning any Property or operations of any Borrower has been received by any Borrower.

            13 REFUNDS. Except as described on Exhibit IV under the heading "Refunds," no orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any Governmental Authority exist which could result in any Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.




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            14 GAS CONTRACTS. Except as described on Exhibit IV under the heading "Gas Contract," or as reflected in the Reserve Reports delivered prior to the date of this Agreement, no Borrower (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver Hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, nor (b) has produced gas, in any material amount, subject to, and no Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the relevant Borrower has established monetary reserves adequate in amount in accordance with GAAP to satisfy such obligations and has segregated such reserves on its books from other accounts.

            15 INTELLECTUAL PROPERTY. Except as would not have a Material Adverse Effect, each Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. To the best knowledge and belief of the Borrowers, no claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and no Borrower knows of any valid basis for any such claim. The use of such Intellectual Property by the Borrowers does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any Material Adverse Effect.

            16 CASUALTIES OR TAKING OF PROPERTY. Except as would not have a Material Adverse Effect, or as disclosed on Exhibit IV under the heading "Casualties," since June 30, 1997, neither the business nor any Property of any Borrower has been affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

            17 LOCATIONS OF BORROWERS. The principal place of business and chief executive office of each Borrower is located at the address of the Borrowers set forth in Section 9.3 or at such other location as the Borrowers may have, by proper written notice hereunder, advised the Agent, provided that such other location is within a state in which appropriate financing statements from each of the Borrowers in favor of the Agent for the benefit of the Lenders have been filed.


                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

            So long as any Obligation remains outstanding or unpaid or any Commitment exists, each Borrower, jointly and severally, shall:




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            1 MAINTENANCE AND ACCESS TO RECORDS. Keep adequate records, in accordance with GAAP, of all its transactions, and promptly following the reasonable request of the Agent, make such records available for inspection by the Agent or any Lender at the Borrowers' respective offices during normal business hours and, at the expense of such Borrower, allow the Agent and any Lender to make and take away such copies thereof as it may reasonably request.

            2 QUARTERLY FINANCIAL STATEMENTS. Deliver to the Agent and each Lender, on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year, (a) a copy of the unaudited combined and combining Financial Statements of the Borrowers as at the close of such quarterly period and from the beginning of such year to the end of such period, such Financial Statements to be certified by a Responsible Officer of each Borrower as having been prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Borrowers, subject to changes resulting from normal year-end audit adjustments, and (b) a Compliance Certificate.

            3 ANNUAL FINANCIAL STATEMENTS. Deliver to the Agent and each Lender, on or before the 90th day after the close of each fiscal year of the Borrowers,
(a) a copy of the annual audited Financial Statements of the Borrowers and (b) a Compliance Certificate.

            4 OIL AND GAS RESERVE REPORTS. Deliver to the Agent and each Lender, no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent, certified by any nationally- or regionally-recognized independent consulting petroleum engineers reasonably acceptable to the Agent, fairly and accurately setting forth (i) the proven and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Mortgaged Properties as of December 31 of the immediately preceding year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Mortgaged Properties that are proved and producing reserves, discounted at a stated per annum discount rate of proven and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proven and producing reserves, and
(iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrowers.

            (a) Deliver to the Agent and each Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Agent prepared by or under the supervision of a qualified petroleum engineer or other Person designated by the Borrowers and acceptable to the Agent evaluating the Mortgaged Properties as of June 30 of the year for which such reserve reports are furnished and updating the information provided in the reports pursuant to Section 5.4(a).

            (b) Within 30 days after the end of each calendar month commencing with the calendar month ending August 31, 1997, a written report on all Swap Obligations, to be in a form and substance reasonably satisfactory to the Agent and the Lenders; and




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



            (c) Each of the reports provided pursuant to this Section shall be submitted to the Agent and each Lender together with additional data concerning pricing, quantities of production from the Mortgaged Properties, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Agent may reasonably request.

            5 TITLE OPINIONS; TITLE DEFECTS; ETC. Promptly upon the request of the Agent, furnish to the Agent and the Lenders title opinions, in form and substance and by counsel reasonably satisfactory to the Agent, or other confirmation of title acceptable to the Agent, covering Mortgaged Properties constituting not less than 80% of the value, determined by the Agent in its sole discretion, of the Mortgaged Properties; and promptly, but in any event within 60 days after notice by the Agent of any defect, material in the opinion of the Agent in value, in the title of any Borrower to any of its Mortgaged Properties, proceed diligently to clear such title defects, and, in the event any such title defects are capable of being cured in the opinion of the Agent and not cured in a timely manner, pay all related costs and fees incurred by the Agent to do so. Within 10 Business Days of the date of this Agreement, furnish to the Agent and the Lenders the opinion of Morris & Campbell in the form attached hereto as
Exhibit III, with such changes thereto as may be approved by the Agent.

            6 NOTICES OF CERTAIN EVENTS. Deliver to the Agent and each Lender, promptly and in any event within 5 Business Days upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of each Borrower and setting forth the relevant event or circumstance and the steps being taken by the Borrowers with respect to such event or circumstance:

            (a)   any Default or Event of Default;

            (b) any default or event of default under any contractual obligation of any Borrower, or any litigation, investigation, or proceeding between any Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

            (c) any litigation or proceeding involving any Borrower as a defendant or in which any Property of any Borrower is subject to a claim and in which the amount involved is $100,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

            (d) the receipt by any Borrower of any Environmental Complaint requesting or requiring remediation of contaminated soil or ground water, imposing fines or penalties, rejecting or revoking any license or permit, or any other Environment Complaint which could reasonably be expected to have a Material Adverse Effect;




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



            (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person concerning the environmental condition of, or relating to, any Property of any Borrower or adjacent to any Property of any Borrower following any allegation of a violation of any Requirement of Law that relates to such testing or other investigation;

            (f) any Release of Hazardous Substances by any Borrower or from, affecting, or related to any Property of any Borrower or adjacent to any Property of any Borrower, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could, in the case of each of the items in this clause (f), reasonably be expected to have a Material Adverse Effect;

            (g) the change in identity or address of any Person remitting to any Borrower proceeds from the sale of Hydrocarbon production from or attributable to any Mortgaged Property;

            (h) any change in the president or chief executive officer of any Borrower;

            (i) any Reportable Event or imminently expected Reportable Event with respect to any Plan; any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; the institution of proceedings or the taking of any other action by the PBGC, any Borrower or any Commonly Controlled Entity or Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan; or any Prohibited Transaction in connection with any Plan or any trust created thereunder and the action being taken by the Internal Revenue Service with respect thereto; and

            (j) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

            7 LETTERS IN LIEU OF TRANSFER ORDERS; DIVISION ORDERS. Promptly upon request by the Agent at any time and from time to time, and without limitation on the rights of the Agent pursuant to Sections 2.19 and 2.20, execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrowers and delivered to the Agent in satisfaction of the condition set forth in Section 3.1(g)(iii) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Agent after an Event of Default proceeds from or attributable to any Mortgaged Property.

            8 ADDITIONAL INFORMATION. Furnish to the Agent, promptly upon the request of the Agent or any Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Borrowers as the Agent or any Lender may from time to time reasonably request; and notify the Agent not less than 10 Business Days prior to the



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



occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the request of the Agent, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

            9 COMPLIANCE WITH LAWS. Except to the extent the failure to comply or cause compliance would not have a Material Adverse Effect, comply with all Requirements of Law applicable to the Borrowers, including, without limitation,
(a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) issued pursuant to any such Requirements of Law, (ii) required for the performance of the operations of any Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of all Borrowers, while such Persons are acting within the scope of their relationship with such Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable all Borrowers to so comply.

            10 PAYMENT OF ASSESSMENTS AND CHARGES. Pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Borrowers, except any of the foregoing being contested in good faith and as to which adequate reserves in accordance with GAAP have been established or unless failure to pay would not have a Material Adverse Effect.

            11 MAINTENANCE OF CORPORATE EXISTENCE AND GOOD STANDING. Maintain its corporate existence and good standing in its jurisdictions of incorporation and, unless the failure to do so would not have a Material Adverse Effect, maintain its qualification and good standing in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same.

            12 PAYMENT OF NOTES; PERFORMANCE OF OBLIGATIONS. Pay the Notes according to the reading, tenor, and effect thereof, and do and perform every act and discharge all of its other Obligations in accordance with the terms hereof and the other Loan Documents.

            13 FURTHER ASSURANCES. Promptly cure any defects in the execution and delivery of any of the Loan Documents, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the reasonable opinion of the Agent or any Lender, be necessary to fulfill the terms of the Loan Documents.

            14 INITIAL FEES AND EXPENSES OF COUNSEL TO AGENT. Upon request by the Agent, promptly reimburse the Agent for all reasonable fees and expenses of Winstead Sechrest & Minick P.C., special counsel to the Agent, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the



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



filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

            15 SUBSEQUENT FEES AND EXPENSES OF AGENT AND LENDERS. Upon request by the Agent, promptly reimburse the Agent (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Agent or any Lender to satisfy any obligation of the Borrowers under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Agent or any Lender under any of the Loan Documents; and to protect the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrowers by the Agent and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors, accountants and petroleum engineers, incurred to protect the interests of the Agent and the Lenders, (d) reasonable fees and expenses incurred in connection with the participation by the Agent as a member of the creditors' committee in a case commenced under any Insolvency Proceeding,
(e) reasonable fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Agent in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Agent until the date it is repaid to the Agent, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrowers and/or a trustee, receiver, custodian, or liquidator of any Borrower appointed in any such case.

            16 OPERATION OF PROPERTIES. Develop, maintain, and operate its Properties in a prudent and workmanlike manner in accordance with industry standards.

            17 MAINTENANCE AND INSPECTION OF PROPERTIES. Maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Agent, at reasonable times on reasonable notice, to visit and inspect, at the expense of the Lenders, any tangible Property of any Borrower.

            18 MAINTENANCE OF INSURANCE. (a) Maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers reasonably acceptable to the Agent and the Lenders, (b) within 60 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by the Borrowers, naming the Agent as loss payee for the benefit of the Agent and the Lenders, and (c) on the Closing Date, upon any renewal or replacement of any such insurance, and at other times upon reasonable request by the Agent, furnish to the Agent evidence,



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



reasonably satisfactory to the Agent and the Lenders, of the maintenance of such insurance. The Agents and the Lenders shall be named as additional assureds on all property and liability insurance.

            19 INDEMNIFICATION. INDEMNIFY AND HOLD THE AGENT AND EACH LENDER AND THEIR RESPECTIVE SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE AGENT AND THE LENDERS (EACH AN "INDEMNIFIED PARTY") UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS, REQUIREMENTS, AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES), TO THE EXTENT THAT THEY ARISE DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM (A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF ANY BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF ANY BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY ANY BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY BORROWER OR ANY OTHER PERSON (OTHER THAN THE LENDERS OR ANY PERSON ACTING ON BEHALF OF THE LENDERS) AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY ANY BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF ANY BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH ANY BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (D) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING IN THIS SECTION ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF THE AGENT OR ANY LENDER OR ANY OTHER INDEMNIFIED PARTY UNDER ANY SECURITY INSTRUMENT, BUT EXCLUDING ANY OF THE FOREGOING ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR ANY LENDER OR OTHER INDEMNIFIED PARTY; WITH THE FOREGOING



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INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS
AGREEMENT.


                                  ARTICLE VI

                              NEGATIVE COVENANTS

            So long as any Obligation remains outstanding or unpaid or any Commitment exists, the Borrowers jointly and severally covenant that none of them will:

            1 INDEBTEDNESS. Create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond the later of the date services are rendered or invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, and (c) Indebtedness which is expressly subordinate to the Obligations upon terms satisfactory to the Agent and the Required Lenders in their sole discretion.

            2 CONTINGENT OBLIGATIONS. Create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance surety or other bonds provided in the ordinary course of business, (b) trade credit incurred or operating leases entered into in the ordinary course of business, or (c) the endorsement of commercial paper for deposit or collection in the ordinary course of business.

            3 LIENS. Create, incur, assume, or suffer to exist any Lien on any of its Properties, whether now owned or hereafter acquired; provided, however, the foregoing restrictions shall not apply to Permitted Liens.

            4 SALES OF ASSETS. Without the prior written consent of the Agent and the Required Lenders, sell, transfer, or otherwise dispose of, in one or any series of transactions, any assets, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business provided that no contract for the sale of hydrocarbons shall obligate any Borrower to deliver hydrocarbons produced from any of the Mortgaged Property at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of any Borrower, or (c) the sale of non-recourse production payments; provided that (i) the Agent has been notified in advance of each such sale, (ii) all proceeds of any such sale are applied to the Obligations, and
(iii) on a proforma basis, after each such sale, no Default or Event of Default exists. In connection with each such production payment transaction, and provided that each requirement set forth above is satisfactory to the Agent and the Required Lenders in their sole



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discretion, the Agent shall release that portion of the Mortgaged Property sufficient to allow the Borrowers to complete such transaction.

            5 LEASEBACKS. Enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

            6 LOANS OR ADVANCES. Without the prior written consent of the Agent and the Required Lenders, make or agree to make or allow to remain outstanding any loans or advances to any Person; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to officers or employees of the Borrowers for the payment of expenses in the ordinary course of business not exceeding in the aggregate at any time $25,000, or (c) loans or advances to the other Borrower.

            7 INVESTMENTS. Acquire Investments in, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restrictions shall not apply to the purchase or acquisition of Investments in the form of (a) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, or (b) certificates of deposit issued by or acquired from or through the Agent or any Lender.

            8 DIVIDENDS AND DISTRIBUTIONS. Declare, pay, or make, whether in cash or Property, any dividend or distribution on, or purchase, redeem, or otherwise acquire for value, any share of any class of its capital stock.

            9 CHANGE IN CONTROL. Permit Frank A. Lodzinski to cease to hold, except for Cause, the position, and have the responsibilities, of chief executive officer of each Borrower and, if Frank A. Lodzinski has been removed for Cause, cease to have a chief executive officer and chief financial officer acceptable to the Agent and the Required Lenders.

            10 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

            11 LINES OF BUSINESS. Expand, on its own or through any Affiliate, into any line of business other than the exploration, production, gathering, transporting and processing of oil, condensate, natural gas and natural gas liquids and the purchase and sale of such products in connection with such businesses.

            12 ERISA COMPLIANCE. Permit any Plan maintained by any Borrower or any Commonly Controlled Entity to (a) engage in any Prohibited Transaction, (b) incur any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA, or (c) terminate in a manner



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which could result in the imposition of a Lien on any Property of any Borrower pursuant to Section 4068 of ERISA; or assume an obligation to contribute to any Multiemployer Plan; or acquire any Person or substantially all of the assets of any Person which has now or has had at any time an obligation to contribute to any Multiemployer Plan.

            13 POSITIVE WORKING CAPITAL. Permit, as of the close of any calendar quarter or month, working capital to be other than a positive number (excluding in the calculation thereof current maturities of long-term debt).

            14 HEDGE AGREEMENTS. Create, incur, assume or suffer to exist any Swap Obligations that (i) require a Borrower to deliver, or make cash settlement payments based on quantities of Hydrocarbons which, in the aggregate for all such Swap Obligations, would exceed 60% of the estimated production during the term of such agreements from that portion of the Mortgaged Properties consisting of proved developed producing reserves and (ii) of a maturity exceeding three years, without the prior written consent of the Agent and the Required Lenders.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

            1 ENUMERATION OF EVENTS OF DEFAULT. Any of the following events shall constitute an Event of Default:

            (a) any Borrower shall fail to pay when due any Obligation, fee or other sum payable under any Loan Document;

            (b) any Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in the Loan Documents and, with respect to Sections 5.13, 5.16, 5.17 or 6.11, such default shall continue for 30 days after the earlier of notice thereof to the Borrowers by the Agent or knowledge thereof by the Borrowers;

            (c) any representation or warranty made by any Borrower in any of the Loan Documents or in any representation, statement (including Financial Statements), certificate, or data furnished or made to the Agent or any Lender in connection with any Loan Document proves to have been untrue in any material respect when made or as of the date the facts therein set forth were stated or certified;

            (d) any Borrower shall fail to comply (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the



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      foregoing, and such default permits any holder or holders of such
      Indebtedness to accelerate the maturity thereof;

            (e) any Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors,
      (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

            (f) an order, judgment, or decree shall be entered against any Borrower by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 60 days;

            (g) the levy against any significant portion of the Property of any Borrower, or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding against any significant portion of the Property of any Borrower which is not permanently dismissed or discharged within 30 days after the levy;

            (h) a final and non-appealable order, judgment, or decree shall be entered against any Borrower for money damages and/or Indebtedness due in an amount in excess of $50,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days or be diligently contested in good faith by appropriate proceedings with adequate reserves having been set aside in accordance with GAAP;

            (i) any charges are filed or any other action or proceeding is instituted by any Governmental Authority against any Borrower under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. ss.1961 ET SEQ.), the result of which could be the forfeiture or transfer of any material Property subject to a Lien in favor of the Agent without
      (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

            (j) any Borrower shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them,
      (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, or
      (iii) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;




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            (k) any Person shall engage in any Prohibited Transaction involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; any Borrower or any Commonly Controlled Entity shall incur, or in the reasonable opinion of the Agent, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this
      Section 7.1(k) could subject any Borrower or any Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would have a Material Adverse Effect and any such circumstance shall exist for in excess of 30 days;

            (l) any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens (subject to Permitted Liens) against a portion of the Collateral purportedly covered thereby in favor of the Agent for the benefit of the Lenders; or

            (m) the occurrence of a Material Adverse Effects and the same shall remain unremedied for in excess of 30 days after notice given by the Agents.

            2 REMEDIES. Upon the occurrence of an Event of Default specified in Sections 7.1(e) or 7.1(f), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lenders in writing; and (iii) the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or any Lender, and any and all other indebtedness at any time owing by the Agent or any Lender to or for the credit or account of any Borrower against any and all of the Obligations.

            (a) Upon the occurrence of any Event of Default other than those specified in Sections 7.1(e) or 7.1(f), the Agent may, by notice to the Borrowers, (i) declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice



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of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrowers; (ii) terminate the Commitment unless and until reinstated by the Lenders in writing; and (iii) the Agent and each Lender are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Agent or any Lender, and any and all other indebtedness at any time owing by the Agent or any Lender to or for the credit or account of any Borrower against any and all of the Obligations although such Obligations may be unmatured.

            (b) Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section 7.2, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                 ARTICLE VIII

                                   THE AGENT

      1 APPOINTMENT, POWERS AND IMMUNITIES. In order to expedite the various transactions contemplated by this Agreement, the Lenders hereby irrevocably appoint and authorize Comerica to act as their Agent hereunder and under each of the other Loan Documents. Comerica consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Lenders authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Lenders, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself and the other Lenders:

            (a) To receive on behalf of each of the Lenders any payment of principal, interest, fees or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender its share of all payments so received as provided in this Agreement;

            (b) To receive all documents and items to be furnished under the Loan Documents;

            (c) To act as nominee for and on behalf of the Lenders in and under the Loan Documents;

            (d) To arrange for the means whereby the funds of the Lenders are to be made available to the Borrowers;

            (e) To distribute to the Lenders information, requests, notices, payments, prepayments, documents and other items received from any Borrower and other Persons;




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            (f) To execute and deliver to the Borrower and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders;

            (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender all rights and remedies of such Persons upon the occurrence of any Event of Default;

            (h) To accept, execute, and deliver the Security Documents as the secured party, including, without limitation all UCC financing statements; and

            (i) To take such other actions as may be requested by Required Lenders.

      Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender;
(iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Lenders; (iv) shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrowers), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Lenders, and such instructions of Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; PROVIDED, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

      2 RIGHTS OF AGENT AS A LENDER. With respect to its Commitment, the Loans made by it and the Notes issued to it, Comerica in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "LENDER" or "LENDERS" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to



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



account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower and any other Person who may do business with or own securities of the Borrower, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders.

      3 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment of any principal of or interest on any Loan made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrowers to such Lender, whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share, such Lender shall promptly purchase from the other Lenders participations in the Loans held by them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lenders to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Loans made by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans to the Borrowers in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

      4 INDEMNIFICATION. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENT FROM AND HOLD THE AGENT HARMLESS AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT, AS BETWEEN AGENT AND LENDERS, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE EXPRESS INTENTION OF THE LENDERS THAT THE AGENT SHALL BE INDEMNIFIED HEREUNDER FROM AND HELD HARMLESS AGAINST ALL OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE DIRECTLY OR INDIRECTLY ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT. WITHOUT LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE



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AGENT PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF
THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT OR IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWERS.

      5 INDEPENDENT CREDIT DECISIONS. Each Lender agrees that it has independently and without reliance on the Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers or any obligated party of this Agreement or any other Loan Document or to inspect the properties or books of any Borrower. Except for notices, reports and other documents and information expressly required to be furnished by the Borrowers to the Agent only or otherwise by the Agent to the Lenders hereunder or under the other Loan Documents, or both, the Agent shall not have any duty or responsibility to provide any Lender with any credit, financial or other information concerning the affairs, financial condition or business of the Borrowers (or any of their Affiliates) which may come into the possession of the Agent or any of its Affiliates.

      6 SEVERAL COMMITMENTS. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making a Loan in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Loan, each nondefaulting Lender shall be obligated to make its Loan but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

      7 SUCCESSOR AGENT. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers and the Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, Required Lenders will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Required Lenders, appoint a successor Agent, which shall be a commercial bank organized under the



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laws of the United States of America or any State thereof and having combined capital and surplus of at least $100,000,000. In the event the successor Agent is not at the time of its appointment, a Lender hereunder, the Borrower shall have the right to consent to the successor Agent, which consent shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations as Agent under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article VIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent.


                                  ARTICLE IX

                                 MISCELLANEOUS

      1 SUCCESSORS AND ASSIGNS.

            (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Agent and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Loans owing to
      it); PROVIDED, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrowers for the performance of such obligations,
      (iii) such Lender shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Loans of such Lender,
      (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Loans of such Lender.

            (b) The Borrower and each of the Lenders agree that any Lender (the "ASSIGNING LENDER") may, with the Agent's consent (and, unless a Default or Event of Default then exists, the consent of the Borrowers, which consent of the Borrowers will not be unreasonably withheld), at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents



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      (including, without limitation, its Commitments and Loans) (each an
      "ASSIGNEE"); PROVIDED, however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the assigning Lender's Commitments, rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Notes subject to such assignment, and a processing and recordation fee of $3,500, to be paid by the Assignee. Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the Assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party thereto).

            (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of their obligations under the Loan Documents; (iii) such Assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Sections 5.2 and 5.3 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent or such Assigning Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such Assignee confirms that it is an Eligible Assignee; (vi) such



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      Assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

            (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrowers, or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an Assigning Lender and Assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT VI hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrowers. Within five (5) Business Days after its receipt of such notice, the Borrowers, at their expense, shall execute and deliver to the Agent in exchange for the surrendered Notes new Notes to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the Assigning Lender has retained a portion of its Commitments, new Notes to the order of the Assigning Lender in an amount equal to the Commitments retained by it hereunder (each such promissory note shall constitute a "NOTE" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit I hereto.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the Assignee or participant or proposed Assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided, however, with respect to all written information belonging to the Borrowers and marked "confidential" by the Borrowers and obtained by the Lenders or the proposed assignee pursuant to or in connection with this Agreement or any other Loan Documents such information shall be maintained in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information.




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



            2 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. All representations and warranties of the Borrowers and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

            3 NOTICES AND OTHER COMMUNICATIONS. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed in writing, all notices, requests, and communications hereunder or in connection herewith shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

                 (a)   if to the Agent, to:

                 Comerica Bank-Texas
                 P.O. Box 4167
                 Houston, Texas  77210-4167
                 AttentionMr. James W. Kimble
                 Telecopy:(713) 722-6514

                 with a copy to:

                 Comerica Bank-Texas
                 1601 Elm Street, 2nd Floor
                 Dallas, Texas  75202
                 Attn:  Mr. Mark Fuqua
                 Telecopy:  (214) 965-8990

                 (b)   if to the Lenders, to:

                 Comerica Bank-Texas
                 P.O. Box 4167
                 Houston, Texas  77210-4167
                 AttentionMr. Jim Kimble
                 Telecopy:(713) 722-6514

                 First Union National Bank
                 301 South College Street
                 Charlotte, North Carolina  28288-0658
                 Attention: Michael J. Kolosowsky
                 Telecopy:(704) 374-6249



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



                 with a copy to:

                 First Union Corporation
                 1001 Fannin Street, Suite 2255
                 Houston, Texas  77002-6709
                 Attention: Jay M. Chernosky
                 Telecopy: 713/650-6354

                 (c)   if to the Borrowers, to:

                 Cliffwood Oil & Gas Corp.
                 110 Cypress Station Drive, Suite 220
                 Houston, Texas  77090
                 Attention: Mr. Frank A. Lodzinski
                 Telecopy:(713) 537-9920

                 with a copy to:

                 Cliffwood Energy Company
                 110 Cypress Station Drive, Suite 220
                 Houston, Texas  77090
                 Attention: Mr. Frank A. Lodzinski
                 Telecopy:(713) 537-9920

                            and

                 Cliffwood Production Co.
                 110 Cypress Station Drive, Suite 220
                 Houston, Texas  77090
                 Attention:  Mr. Frank A. Lodzinski
                 Telecopy:   (713) 537-9920

            Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

            4 PARTIES IN INTEREST. Subject to the restrictions on changes in corporate structure set forth in Section 6.9 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrowers, the Agent or the Lenders shall be binding upon and inure to the benefit of the Borrowers, the Agent or the Lenders, as the case may be, and their respective legal representatives, successors, and assigns.

            5 RIGHTS OF THIRD PARTIES. All provisions herein are imposed solely and exclusively for the benefit of the Agent, the Lenders and the Borrowers. No other Person shall have



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



any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions in favor of the Agent or the Lenders may be freely waived in whole or in part by the Agent or each Lender at any time if in its sole discretion it deems it advisable to do so.

            6 RENEWALS; EXTENSIONS. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrowers under this Agreement, the Notes, or any other Loan Document.

            7 NO WAIVER; RIGHTS CUMULATIVE. No course of dealing on the part of the Agent, the Lenders, their respective officers or employees, nor any failure or delay by the Agent or any Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Agent and the Lenders under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. The making of any Loan shall not constitute a waiver of any of the covenants, warranties, or conditions of the Borrowers contained herein. In the event the Borrowers are unable to satisfy any such covenant, warranty, or condition, the making of any Loan shall not have the effect of precluding the Agent or the Lenders from thereafter declaring such inability to be an Event of Default as hereinabove provided.

            8 SURVIVAL UPON UNENFORCEABILITY. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

            9 AMENDMENTS; WAIVERS. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

            10 CONTROLLING AGREEMENT. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

            11 DISPOSITION OF COLLATERAL. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Agent and the Lenders; provided, however, that in no event shall the Agent and the Lenders violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.




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                                    -53-

            12 GOVERNING LAW. This Agreement and the Notes shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law; provided, however, that Vernon's TEXAS CIVIL STATUTES, Article 5069, Chapter 15 (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply except for
Section 15.10(b) of such Chapter.

            13 JURISDICTION AND VENUE. All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this Agreement or any other Loan Document may be litigated, at the sole discretion and election of the Lender, in courts having situs in Houston, Harris County, Texas. Each Borrower hereby submits to the jurisdiction of any local, state, or federal court located in Houston, Harris County, Texas, and hereby waives any rights it may have to transfer or change the jurisdiction or venue of any litigation brought against it by the Lender in accordance with this Section.

            14 WAIVER OF RIGHTS TO JURY TRIAL. Each Borrower, the Agent and each Lender hereby knowingly, voluntarily, intentionally, irrevocably, and unconditionally waive all rights to trial by jury in any action, suit, proceeding, counterclaim, or other litigation that relates to or arises out of this Agreement or any other Loan Document or the acts or omissions of the Lender in the enforcement of any of the terms or provisions of this Agreement or any other Loan Document or otherwise with respect thereto. The provisions of this Section are a material inducement for the Agent and the Lenders entering into this Agreement.

            15 ENTIRE AGREEMENT. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE PRELIMINARY TERM SHEET ENCLOSED THEREWITH. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

            16 COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

            17 AMENDMENT AND RESTATEMENT OF PRIOR CREDIT AGREEMENT. This Agreement is executed in amendment and restatement of that certain Credit Agreement dated September 17, 1996 executed by the Borrowers and Comerica, as amended by that certain First Amendment to Credit Agreement dated September 27, 1996, executed by the Borrowers and Comerica and that certain



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                                    -54-

Second Amendment to Credit Agreement dated March 18, 1997, executed by the Borrowers and Comerica.




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                                    -55-

            IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.


                                    BORROWERS:

                                    CLIFFWOOD OIL & GAS CORP.


                                    By:/S/ FRANK A. LODZINSKI
                                       Frank A. Lodzinski
                                       President

                                    CLIFFWOOD ENERGY COMPANY


                                    By:/S/ FRANK A. LODZINSKI
                                       Frank A. Lodzinski
                                       President

                                    CLIFFWOOD PRODUCTION CO.


                                    By: /S/ FRANK A. LODZINSKI
                                       Frank A. Lodzinski
                                       President


                                    AGENT:

                                    COMERICA BANK-TEXAS


                                    By: /S/ JAMES W. KIMBLE
                                       James W. Kimble
                                       Assistant Vice President



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                                    -56-

COMMITMENT AMOUNT:                  LENDERS:

$ 8,100,000                         COMERICA BANK-TEXAS


                                    By:/S/ JAMES W. KIMBLE
                                       James W. Kimble
                                       Assistant Vice President


                                    Lending Office:

                                    One Shell Plaza
                                    910 Louisiana, 4th Floor
                                    Houston, Texas  77002
                                    Fax No.:  713/722-6550
                                    Telephone No.:  713/722-6514
                                    Attn:  James W. Kimble

COMMITMENT AMOUNT:                  LENDER:

$ 5,400,000                         FIRST UNION NATIONAL BANK


                                    By:/S/ MICHAEL J. KOLOSOWSKY
                                       Michael J. Kolosowsky
                                       Vice President


                                    Lending Office:

                                    301 South College
                                    Charlotte, North Carolina  28288
                                    Fax No.:  704/374-6249
                                    Telephone No.:  704/383-8225
                                    Attn:  Michael J. Kolosowsky









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                                    -57-

                                   EXHIBIT I

                                PROMISSORY NOTE


$_____________                  Houston, Texas                  August 1, 1997


      FOR VALUE RECEIVED and WITHOUT GRACE except as may be provided in the below-referenced Amended and Restated Credit Agreement, the undersigned (whether one or more, referred hereinafter, collectively, as "MAKER") promise to pay, jointly and severally, to the order of ____________________ ("PAYEE"), at the banking quarters of Comerica Bank-Texas, as Agent in Dallas, Dallas County, Texas, the sum of __________________________________ DOLLARS ($_______________),
or so much thereof as may be advanced against this Note pursuant to the Amended and Restated Credit Agreement dated August 1, 1997 by and among Maker, Payee, other Lenders from time to time signatory thereto and Comerica Bank-Texas, as Agent (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT"), together with interest at the rates and calculated as provided in the Credit Agreement.

      Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, general provisions relating to interest, governing law, and certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

      This Note is issued pursuant to, is a "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

      Without being limited thereto or thereby, this Note is secured by the Security Instruments.

      This Note and the other Notes under the Credit Agreement renew, extend and replace that certain Promissory Note dated September 17, 1996, made by Maker payable to the order of Comerica Bank-Texas, in the original principal sum of $15,000,000.

      EXECUTED as of the date first-above written.

                                          CLIFFWOOD OIL & GAS CORP.


                                          By: _________________________________
                                              Frank A. Lodzinski
                                              President

                                CLIFFWOOD ENERGY COMPANY


                                By: _____________________________________
                                   Frank A. Lodzinski
                                   President

                                CLIFFWOOD PRODUCTION CO.


                                By: _____________________________________
                                   Frank A. Lodzinski
                                   President

                                  EXHIBIT II

                       [FORM OF COMPLIANCE CERTIFICATE]

                            _______________, 19___

Comerica Bank - Texas, Agent
1601 Elm Street, 2nd Floor
Dallas, Texas  75202
Attention:  Energy Group

      Re: Amended and Restated Credit Agreement dated as of August 1, 1997, by and between Comerica Bank - Texas, as agent, other lenders from time to time signatory thereto Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co. (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

            Pursuant to applicable requirements of the Credit Agreement, the undersigned, as Responsible Officers of each Borrower, hereby certify to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

      [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

      [1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

      2. The compliance of the Borrowers with the financial covenants of the Credit Agreement, as of the close of business on _______________, is evidenced by the following:

            Section 6.13:  Working Capital

                  REQUIRED                     ACTUAL
          Greater than zero dollar         $_____________

      3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of _______________.





                                  II, VI-i

            Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                               Very truly yours,

                               CLIFFWOOD OIL & GAS CORP.


                               By: ________________________________________
                                  Name:
                                  Title:


                               CLIFFWOOD PRODUCTION CO.


                               By: ________________________________________
                                  Name:
                                  Title:

                               CLIFFWOOD ENERGY COMPANY


                               By: ________________________________________
                                  Name:
                                  Title:









                                  II, VI-ii

                                  EXHIBIT III

                         [FORM OF OPINION OF COUNSEL]


                                August 4, 1997


Comerica Bank-Texas, Agent
One Shell Plaza
Houston, Texas  77002
Attention:  Energy Group

      Re: Amended and Restated Credit Agreement dated as of August 1, 1997, by and between Comerica Bank-Texas, as agent ("Agent"), other Lenders from time to time signatory thereto ("Lenders") Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co. (as amended, restated, or supplemented from time to time, the "CREDIT AGREEMENT")

Ladies and Gentlemen:

            We have acted as counsel to Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co. (together, the "BORROWERS") in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to Section 3.1(l) of the Credit Agreement, and the Agent and the Lenders are hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

            In our representation of the Borrowers, we have examined an executed counterpart of each of the following (the "LOAN DOCUMENTS"):

            (a) the Assignment of the deeds of trust executed in connection with the prior Credit Agreement referred to in Section 9.17 of the Credit Agreement (the "Assignment").

            (b) the Credit Agreement;

            (c) the Notes;

            (d) the several instruments styled "Deed of Trust, Mortgage, Assignment of Production, Security Agreement and Financing Statement" dated of even date herewith from the Borrowers in favor of the Lender (the "MORTGAGE"); and





                                   III-i

            (e) Non-Standard Financing Statements from the Borrowers, as debtors, constituent to the Mortgage and the Pledge (the "FINANCING STATEMENTS");

            We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrowers, certificates of public officials and officers of the Borrowers, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

            In making such examinations, we have, with your permission, assumed:

            (a) the genuineness of all signatures to the Loan Documents other than those of the Borrowers;

            (b) the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

            (c) the Agent and the Lenders are authorized and has the power to enter into and perform its obligations under the Credit Agreement;

            (d) the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrowers; and

            (e) the Borrowers have title to all Property covered or affected by the Mortgage.

            Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

            1. Each Borrower is a corporation duly organized, legally existing, and in good standing under the laws of the state of its incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of its Property or the operation of its business necessitates same.

            2. The execution and delivery by the Borrowers of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrowers of the other Loan Documents to which the Borrowers are a party, and the payment and performance of all Obligations of the Borrowers thereunder are within the power of each Borrower, have been duly authorized by all necessary corporate action, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which any Borrower is a party or by which any Property of any Borrower may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of the Borrower other than as contemplated by the Loan Documents.




                                   III-ii

            3. The Loan Documents to which each Borrower is a party constitute legal, valid, and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

            4. The forms of the Mortgage, the Financing Statements, and the description of the Collateral and the Mortgaged Properties (as such term is defined in the Mortgage and so used herein) situated in the State of Texas (the "STATE") satisfy all applicable Requirements of Law of the State and are legally sufficient under the laws of the State to enable the Agent and the Lenders to realize the practical benefits purported to be afforded thereby.

            5. The Assignment and Mortgage (a) create a valid lien upon and security interest in all Mortgaged Property situated in the State to secure the Indebtedness (as such term is defined in the Mortgage and the Pledge and so used herein), and (b) provide for nonjudicial foreclosure remedies customarily used in the State.

            6. The Assignment, Mortgage and the Financing Statements are in satisfactory form for filing and recording in the offices described below.

            7. The filing and/or recording, as the case may be, of (a) the Mortgage in the office of the county clerk of each county in the State in which any portion of the Mortgaged Property is located, and as a financing statement in the office of the Secretary of State of the State, and (b) the Financing Statements in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located, are the only recordings or filings in the State necessary to perfect the liens and security interests in the Mortgaged Property created by the Mortgage or to permit the Lender to enforce in the State its rights under the Mortgage and the Financing Statements in the Uniform Commercial Code records of the Secretary of State of Texas is the only recordings or filings in the State necessary to perfect the liens and security interests in the created Mortgaged Property in the Pledge or to permit the Lender to enforce in the State its rights under the Pledge. No subsequent filing, re-filing, recording, or re-recording will be required in the State in order to continue the perfection of the liens and security interests created by the Mortgage or the Pledge except that (a) a continuation statement must be filed with respect to the Mortgage or the Pledge filed as a financing statement in the office of the Secretary of State of the State and with respect to the Financing Statement filed in the Uniform Commercial Code records in each county in the State in which any portion of the Mortgaged Property is located, each within six months prior to the expiration of five years from the date of the relevant initial financing statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to the Mortgage filed as a financing statement and the Financing Statement; and/or additional financing




                                   III-iii
      statements may be required to be filed in the event of a change in the name, identity, or structure of any Borrower or in the event the financing statement filing otherwise becomes inaccurate or incomplete.

            8. To our knowledge after due inquiry, except as disclosed in
      Exhibit IV to the Credit Agreement, no litigation or other action of any nature affecting any Borrower is pending before any Governmental Authority or threatened against any Borrower. To our knowledge after due inquiry, no unusual or unduly burdensome restriction, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrowers or the ownership and operation of any Properties of the Borrowers other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrowers.

            9. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than the filings set forth above) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrowers of the Loan Documents or any instrument contemplated thereby, or the payment and performance by the Borrowers of the Obligations.

            10. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

            11. No Borrower is, nor is any Borrower directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            12. No Borrower is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            The opinions expressed herein are subject to the following qualifications and limitations:

            (a) We are licensed to practice law only in the State and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State, and applicable United States federal law.

            (b) The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or




                                   III-iv
      grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes, guaranties, and security instruments generally.

            (c) The enforceability of the respective obligations of the Borrowers under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

            This Opinion is furnished by us solely for the benefit of the Agent and the Lenders in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                             Very truly yours,









                                   III-v

                                  EXHIBIT IV

                                  DISCLOSURES



Section 1.2             PERMITTED LIENS

                                     None


Section 4.8             LIABILITIES

                                     None


                        LITIGATION

                                     None


Section 4.12            ENVIRONMENTAL MATTERS

                                     None


Section 4.13            REFUNDS

                                     None


Section 4.14            GAS CONTRACTS

                                     None

Section 4.16            CASUALTIES

                                     None


Section 6.1             INDEBTEDNESS

                                       None
ho972030203

                                   EXHIBIT V




PART ONE   -[TO COME FROM BORROWER]









ho972030203

                                  EXHIBIT VI

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT


      This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of _________________, ____ is made by and between _________________________________
(the "Assignor") and (the "Assignee").

                                R E C I T A L S

      WHEREAS, the Assignor is party to that certain Amended and Restated Credit Agreement (the "Credit Agreement") dated as of August 1, 1997, by and among Cliffwood Oil & Gas Corp., Cliffwood Energy Company and Cliffwood Production Co., (the "Borrowers"), the several financial institutions from time to time a party thereto (including the Assignor, the "Lenders") and Comerica Bank - Texas, as Agent for the Lenders (terms defined in the Credit Agreement are used herein with the same meaning);

      WHEREAS, as provided in the Credit Agreement, the Lenders have committed to extend credit to the Borrowers; and

      WHEREAS, the Assignor wishes to assign to the Assignee part of its rights and obligations under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Loans, in a total amount equal to $________ and its L/C Exposure in the amount of $____________ (the "Assigned Amount") on the terms listed on Annex I hereto, and subject to the conditions set forth herein and in the Credit Agreement, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

      NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

      1.    ASSIGNMENT AND ACCEPTANCE.

            (a) Before giving effect to this Agreement, Assignor's (a) Commitment is $________, (b) its Loan Balance is $__________, (c) Commitment Amount is $________, and (d) L/C Exposure is $_________. With effect on and after the Effective Date (as defined in Section 4 hereof), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Amount, which shall be equal to percent ( %) (the "Assignee's Percentage Share") of all of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the Assignee's Percentage Share of the Assignor's (i) Commitment, (ii) outstanding Loan Balance, (iii) Commitment Amount, and (iv) L/C Exposure. After giving effect to this Agreement on the Effective Date, the interests of Assignor and Assignee, respectively, are set forth on Annex II hereto.

            The assignment set forth in this Section 1(a) shall be WITHOUT RECOURSE TO, OR REPRESENTATION OR WARRANTY (except as expressly provided in this Agreement) by, the Assignor.

            (b) With effect on and after the Effective Date, the Assignee shall be a party to the Credit Agreement, shall become a "Lender" for all purposes as therein defined and contemplated, and shall succeed to all of the rights, shall assume all of the obligations and shall be obligated to perform all of the obligations of a Lender under the Credit Agreement with a Commitment Amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment and Commitment Amount of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee.

      2.    PAYMENTS.

            (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall (i) pay to the Assignor on the Effective Date in immediately available funds an amount equal to Dollars ($ ), representing the Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by the Assignor under the Credit Agreement and outstanding on the Effective Date and (ii) assume liability for $_______ of L/C Exposure.

            (b) The Assignee further agrees to pay to the Agent a processing or transfer fee in the amount of $3,500.

            (c) To the extent payment to be made by the Assignee pursuant to
Section 2(a) hereof is not made when due, the Assignor shall be entitled to recover such amount together with interest thereon at the federal funds rate accruing from the date such amounts were due.

      3. REALLOCATION OF PAYMENTS. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to the Assigned Amount shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. The Assignor's and the Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

      4.    EFFECTIVE DATE; NOTICES; NOTES.

            (a) The effective date for this Agreement shall be _________________ (the "Effective Date"); PROVIDED that the following conditions precedent have been satisfied on or before the Effective Date:

            (i) this Agreement shall be executed and delivered by the Assignor and the Assignee;

            (ii) the consent of the Borrower (if no Default or Event of Default has occurred and is continuing on the Effective Date) and the Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained in the form set forth on Annex III hereof, and shall be in full force and effect as of the Effective Date;

            (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement; and

            (iv) the processing or transfer fee referred to in Section 2(b) shall have been paid to the Agent.

            (b) Promptly following the execution of this Agreement, the Assignor shall deliver to the Agent for acceptance by the Agent, the notices, agreements or other documents as may be required under the Credit Agreement.

            (c) Promptly following payment by the Assignee of the consideration as provided in Section 2 hereof, the Assignor shall deliver its Note to the Agent and shall request that new Notes be issued to the Assignor and the Assignee as of the Effective Date to properly reflect the respective amounts of the Loans held by each party.

      5. AGENT [INCLUDE ONLY IF ASSIGNOR IS AGENT].

            (a) The Assignee hereby appoints and authorizes the Assignor to take such action as Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the Lenders pursuant to the terms of the Credit Agreement.

            (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Agent under the Credit Agreement.]

      6.    REPRESENTATIONS AND WARRANTIES.

            (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignor, enforceable against the Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general appli cation relating to or affecting creditors' rights and to general equitable principles.

            (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers or the performance or observance by the Borrower or any guarantor of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

            (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against the Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms thereof.

      7. FURTHER ASSURANCES. The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to the Borrower, the Agent or any guarantor which may be required in connection with the assignment and assumption contemplated hereby.

      8. INDEMNITY. The Assignee agrees to indemnify and hold harmless the Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and expenses) and liabilities incurred by the Assignor in connection with or arising in any manner from the non-performance by the Assignee of any obligation assumed by the Assignee under this Agreement.

      9.    MISCELLANEOUS.

            (a) Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

            (b) All payments made hereunder shall be made without any set-off or counterclaim.

            (c) All communications among the parties or notices in connection herewith shall be in writing, hand-delivered, telex or facsimile transmitter, addressed as follows: (i) if to the Assignor or the Assignee, at their respective addresses set forth on the signature pages hereof and (ii) if to the Borrowers, the Agent or any guarantor, at their respective addresses set forth in the Credit Agreement or other documents or instruments. All such communications and notices shall be effective upon receipt. The Assignee specifies as its Lending Office the office set forth beneath its name on the signature page hereof.

            (d) The Assignor and the Assignee shall each pay their own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

            (e) The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

            (f) Subject to the terms of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns; PROVIDED, HOWEVER, that no party shall assign its rights hereunder without the prior written consent of the other party and any purported assignment, absent such consent, shall be void. The preceding sentence shall not limit or enhance the right of the Assignee to assign or participate all or part of the Assignee's Percentage Share and the Assigned Amount and any outstanding Loans attributable thereto in the manner contemplated by the Credit Agreement.

            (g) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

            (h) This Agreement shall be governed by and construed in accordance with the law of the State of Texas. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any Texas State or Federal court sitting in the Southern District of Texas over any suit, action or proceeding arising out of or relating to this Agreement or the Credit Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas State or Federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

            (i) This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and together with the Credit Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

            (j) In the event of any inconsistency between the provisions of this Agreement, on the one hand, and Annex I, Annex II or Annex III hereto, on the other hand, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

            (k) The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                          ASSIGNOR:

                                          _____________________________________



                                          By: _________________________________
                                            Name:
                                            Title:

                                          ASSIGNEE:

                                          _____________________________________


                                          By: _________________________________
                                            Name:
                                            Title:


                                          Lending Office:

                                          _____________________________________

                                          _____________________________________

                                    ANNEX I

                                      TO

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT




1.    BORROWER:

2.    DATE OF CREDIT AGREEMENT:

3.    ASSIGNOR:

4.    ASSIGNEE:

5.    DATE OF ASSIGNMENT AGREEMENT:

6.    EFFECTIVE DATE:

7.    FEES PAID BY ASSIGNEE TO ASSIGNOR:

8.    INTEREST PAID BY ASSIGNEE TO ASSIGNOR:

9.    PAYMENT INSTRUCTIONS:

      Assignor:

      Assignee:

10.   Assignee's Notice
      INSTRUCTIONS:

11.   OTHER INFORMATION:

                                   ANNEX II

                                      TO

                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

1.    BORROWER:

2.    DATE OF CREDIT AGREEMENT:

3.    ASSIGNOR:

4.    ASSIGNEE:

5.    DATE OF ASSIGNMENT AGREEMENT:

6.    EFFECTIVE DATE:

7.    ASSIGNOR'S COMMITMENT AMOUNT AS OF EFFECTIVE DATE:  $__________

8.    ASSIGNOR'S LOAN BALANCE AS OF EFFECTIVE DATE:  $__________

9.    ASSIGNOR'S L/C EXPOSURE AS OF EFFECTIVE DATE:

10.   ASSIGNEE'S COMMITMENT AMOUNT AS OF EFFECTIVE DATE:  $__________

11.   ASSIGNEE'S LOAN BALANCE AS OF EFFECTIVE DATE:  $__________

12.   ASSIGNEE'S L/C EXPOSURE AS OF EFFECTIVE DATE:

                                   ANNEX III

                                      TO

                 NOTICE OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


                                                         _______________, _____



[Agent's Name and Address]


[Borrower's Name and Address]



Dear Sirs:

      We refer to the Credit Agreement dated as of April 1, 1997 (the "Credit Agreement") by and among you and the Lenders from time to time a party thereto. Capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

      1. We hereby give you notice of, and request the approval of the Borrower (if required) and the Agent to, the assignment by ______________________________ (the "Assignor") to ________________________________ (the "Assignee") of _____%
of the right, title and interest of the Assignor in and to the Credit Agreement (including without limitation the right, title and interest of the Assignor in and to the Commitment of the Assignor, all of Assignor's L/C Exposure and all Loan Balances of the Assignor). Before giving effect to such assignment the Assignor's (a) Commitment Amount is $________, (b) the Loan Balance is $_________, and (c) L/C Exposure is $___________. After giving effect to such assignment, the Assignor's and Assignee's respective Loan Balances, Commitment Amounts and L/C Exposures are as set forth on Schedule X hereto.

      2. The Assignee agrees that upon receiving the consent of the Borrower (if required) and the Agent to such assignment and from and after the Effective Date of the Assignment, the Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

      3. The following administrative details apply to the Assignee:

      (A)   Lending Office:

            Assignee name:     _______________________________

            Address:           _______________________________

            Attention:         _______________________________

            Telephone:         (_____)________________________

            Telecopier:        (_____)________________________

      (B) Notice Address:

            Assignee name      _______________________________

            Address:           _______________________________

            Attention:         _______________________________

            Telephone:         (_____)________________________

            Telecopier:        (_____)________________________


      (C) Payment Instructions:

            Account No.:       _______________________________

                  At:          _______________________________

                               _______________________________

            Reference:         _______________________________

            Attention:         _______________________________


      IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                    Very truly yours,

                                    [Name of Assignor]

                                    By: __________________________________

                                    Name: ________________________________

                                    Title: _______________________________

                                    [Name of Assignee]


                                    By: __________________________________

                                    Name: ________________________________

                                    Title: _______________________________


The Borrowers (if necessary) and the Agent hereby grant their approval of the foregoing assignment:

[Borrowers]

By: _________________________________

Name: _______________________________


COMERICA BANK- TEXAS, Agent

By: ________________________________

Name: ______________________________

                                  SCHEDULE X



                    [To Be Completed at Time of Assignment]















ho972030203

                                                                  EXHIBIT 4.12


------------------------------------------------------------------------------






                             AMENDED AND RESTATED
                               CREDIT AGREEMENT

                                 BY AND AMONG

                           CLIFFWOOD OIL & GAS CORP.
                           CLIFFWOOD ENERGY COMPANY
                           CLIFFWOOD PRODUCTION CO.


                            COMERICA BANK - TEXAS,
                                   AS AGENT

                                      AND

                      THE SEVERAL FINANCIAL INSTITUTIONS
                        FROM TIME TO TIME PARTY HERETO

                                  DATED AS OF

                                August 1, 1997





             $25,000,000 MASTER REDUCING REVOLVING LINE OF CREDIT
                         AND LETTER OF CREDIT FACILITY
               WITH AN INITIAL COMMITMENT AMOUNT OF $13,500,000






------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                                  (Continued)                             PAGE

                               TABLE OF CONTENTS
                                                                          Page

ARTICLE I

                        DEFINITIONS AND INTERPRETATION.....................  1
                        ------------------------------
      1.1   TERMS DEFINED ABOVE............................................  1
            -------------------
      1.2   ADDITIONAL DEFINED TERMS.......................................  1
            ------------------------
      1.3   UNDEFINED FINANCIAL ACCOUNTING TERMS........................... 12
            ------------------------------------
      1.4   REFERENCES..................................................... 12
            ----------
      1.5   ARTICLES AND SECTIONS.......................................... 13
            ---------------------
      1.6   NUMBER AND GENDER.............................................. 13
            -----------------
      1.7   INCORPORATION OF EXHIBITS...................................... 13
            -------------------------

ARTICLE II

                               TERMS OF FACILITY........................... 13
      2.1   REVOLVING LINE OF CREDIT....................................... 13
            ------------------------
      2.2   USE OF LOAN PROCEEDS AND LETTERS OF CREDIT..................... 14
            ------------------------------------------
      2.3   INTEREST....................................................... 14
            --------
      2.4   LETTER OF CREDIT FACILITY...................................... 14
            -------------------------
      2.5   REPAYMENT OF LOANS AND INTEREST................................ 14
            -------------------------------
      2.6   OUTSTANDING AMOUNTS............................................ 15
            -------------------
      2.7   TIME, PLACE, AND METHOD OF PAYMENTS............................ 15
            -----------------------------------
      2.8   BORROWING BASE DETERMINATIONS; REDUCTION OF BORROWING BASE..... 15
            ----------------------------------------------------------
      2.9   MANDATORY PREPAYMENTS.......................................... 16
            ---------------------
      2.10  VOLUNTARY PREPAYMENTS OF LOANS................................. 17
            ------------------------------
      2.11  COMMITMENT FEE................................................. 17
            --------------
      2.12  ENGINEERING FEE................................................ 17
            ---------------
      2.13  FACILITY FEE................................................... 17
            ------------
      2.14  LETTER OF CREDIT FEE........................................... 18
            --------------------
      2.15  LOANS TO SATISFY OBLIGATIONS OF BORROWERS...................... 18
            -----------------------------------------
      2.16  SECURITY INTEREST IN ACCOUNTS; RIGHT OF OFFSET................. 18
            ----------------------------------------------
      2.17  GENERAL PROVISIONS RELATING TO INTEREST........................ 19
            ---------------------------------------
      2.18  YIELD PROTECTION............................................... 20
            ----------------
      2.19  LETTERS IN LIEU OF TRANSFER ORDERS............................. 20
            ----------------------------------
      2.20  POWER OF ATTORNEY.............................................. 20
            -----------------
      2.21  JOINT BORROWER PROVISIONS...................................... 21
            -------------------------
      2.22  PRO RATA TREATMENT............................................. 24
            ------------------
      2.23  NON-RECEIPT OF FUNDS BY THE AGENT.............................. 25
            ---------------------------------
      2.24  WITHHOLDING TAX EXEMPTION...................................... 25
            -------------------------
      2.25  CERTAIN AGREEMENTS REGARDING LETTERS OF CREDIT................. 26
            ----------------------------------------------

ARTICLE III

                               TABLE OF CONTENTS
                                  (Continued)                             PAGE

                                  CONDITIONS............................... 26
      3.1   RECEIPT OF LOAN DOCUMENTS AND OTHER ITEMS...................... 27
            -----------------------------------------
      3.2   EACH LOAN AND LETTER OF CREDIT................................. 28
            ------------------------------

ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES..................... 30
                        ------------------------------
      4.1   DUE AUTHORIZATION.............................................. 30
            -----------------
      4.2   CORPORATE EXISTENCE............................................ 30
            -------------------
      4.3   VALID AND BINDING OBLIGATIONS.................................. 30
            -----------------------------
      4.4   SECURITY INSTRUMENTS........................................... 30
            --------------------
      4.5   TITLE TO ASSETS................................................ 30
            ---------------
      4.6   SCOPE AND ACCURACY OF FINANCIAL STATEMENTS..................... 31
            ------------------------------------------
      4.7   NO MATERIAL MISSTATEMENTS...................................... 31
            -------------------------
      4.8   LIABILITIES, LITIGATION, AND RESTRICTIONS...................... 31
            -----------------------------------------
      4.9   AUTHORIZATIONS; CONSENTS....................................... 31
            ------------------------
      4.10  COMPLIANCE WITH LAWS........................................... 31
            --------------------
      4.11  ERISA.......................................................... 31
            -----
      4.12  ENVIRONMENTAL LAWS............................................. 32
            ------------------
      4.13  REFUNDS........................................................ 32
            -------
      4.14  GAS CONTRACTS.................................................. 33
            -------------
      4.15  INTELLECTUAL PROPERTY.......................................... 33
            ---------------------
      4.16  CASUALTIES OR TAKING OF PROPERTY............................... 33
            --------------------------------
      4.17  LOCATIONS OF BORROWERS......................................... 33
            ----------------------

ARTICLE V

                             AFFIRMATIVE COVENANTS......................... 34
      5.1   MAINTENANCE AND ACCESS TO RECORDS.............................. 34
            ---------------------------------
      5.2   QUARTERLY FINANCIAL STATEMENTS................................. 34
            ------------------------------
      5.3   ANNUAL FINANCIAL STATEMENTS.................................... 34
            ---------------------------
      5.4   OIL AND GAS RESERVE REPORTS.................................... 34
            ---------------------------
      5.5   TITLE OPINIONS; TITLE DEFECTS; ETC............................. 35
            -----------------------------------
      5.6   NOTICES OF CERTAIN EVENTS...................................... 35
            -------------------------
      5.7   LETTERS IN LIEU OF TRANSFER ORDERS; DIVISION ORDERS............ 36
            ---------------------------------------------------
      5.8   ADDITIONAL INFORMATION......................................... 37
            ----------------------
      5.9   COMPLIANCE WITH LAWS........................................... 37
            --------------------
      5.10  PAYMENT OF ASSESSMENTS AND CHARGES............................. 37
            ----------------------------------
      5.11  MAINTENANCE OF CORPORATE EXISTENCE AND GOOD STANDING........... 37
            ----------------------------------------------------
      5.12  PAYMENT OF NOTES; PERFORMANCE OF OBLIGATIONS................... 37
            --------------------------------------------
      5.13  FURTHER ASSURANCES............................................. 37
            ------------------
      5.14  INITIAL FEES AND EXPENSES OF COUNSEL TO AGENT.................. 38
            ---------------------------------------------
      5.15  SUBSEQUENT FEES AND EXPENSES OF AGENT AND LENDERS.............. 38
            -------------------------------------------------

                               TABLE OF CONTENTS
                                  (Continued)                             PAGE

      5.16  OPERATION OF PROPERTIES........................................ 38
            -----------------------
      5.17  MAINTENANCE AND INSPECTION OF PROPERTIES....................... 38
            ----------------------------------------
      5.18  MAINTENANCE OF INSURANCE....................................... 39
            ------------------------
      5.19  INDEMNIFICATION................................................ 39
            ---------------

ARTICLE VI

                              NEGATIVE COVENANTS........................... 40
      6.1   INDEBTEDNESS................................................... 40
            ------------
      6.2   CONTINGENT OBLIGATIONS......................................... 40
            ----------------------
      6.3   LIENS.......................................................... 40
            -----
      6.4   SALES OF ASSETS................................................ 40
            ---------------
      6.5   LEASEBACKS..................................................... 41
            ----------
      6.6   LOANS OR ADVANCES.............................................. 41
            -----------------
      6.7   INVESTMENTS.................................................... 41
            -----------
      6.8   DIVIDENDS AND DISTRIBUTIONS.................................... 41
            ---------------------------
      6.9   CHANGE IN CONTROL.............................................. 41
            -----------------
      6.10  TRANSACTIONS WITH AFFILIATES................................... 41
            ----------------------------
      6.11  LINES OF BUSINESS.............................................. 42
            -----------------
      6.12  ERISA COMPLIANCE............................................... 42
            ----------------
      6.13  POSITIVE WORKING CAPITAL....................................... 42
            ------------------------
      6.14  HEDGE AGREEMENTS............................................... 42
            ----------------

ARTICLE VII

                               EVENTS OF DEFAULT........................... 42
      7.1   ENUMERATION OF EVENTS OF DEFAULT............................... 42
            --------------------------------
      7.2   REMEDIES....................................................... 44
            --------

ARTICLE VIII

                                   THE AGENT............................... 45
      8.1   APPOINTMENT, POWERS AND IMMUNITIES............................. 45
            ----------------------------------
      8.2   RIGHTS OF AGENT AS A LENDER.................................... 47
            ---------------------------
      8.3   SHARING OF PAYMENTS, ETC....................................... 47
            ------------------------
      8.4   INDEMNIFICATION................................................ 48
            ---------------
      8.5   INDEPENDENT CREDIT DECISIONS................................... 48
            ----------------------------
      8.6   SEVERAL COMMITMENTS............................................ 49
            -------------------
      8.7   SUCCESSOR AGENT................................................ 49
            ---------------

ARTICLE IX

                                 MISCELLANEOUS............................. 49

                               TABLE OF CONTENTS
                                  (Continued)                             PAGE
      9.1   SUCCESSORS AND ASSIGNS......................................... 49
            ----------------------
      9.2   SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS......... 52
            ------------------------------------------------------
      9.3   NOTICES AND OTHER COMMUNICATIONS............................... 52
            --------------------------------
      9.4   PARTIES IN INTEREST............................................ 54
            -------------------
      9.5   RIGHTS OF THIRD PARTIES........................................ 54
            -----------------------
      9.6   RENEWALS; EXTENSIONS........................................... 54
            --------------------
      9.7   NO WAIVER; RIGHTS CUMULATIVE................................... 55
            ----------------------------
      9.8   SURVIVAL UPON UNENFORCEABILITY................................. 55
            ------------------------------
      9.9   AMENDMENTS; WAIVERS............................................ 55
            -------------------
      9.10  CONTROLLING AGREEMENT.......................................... 55
            ---------------------
      9.11  DISPOSITION OF COLLATERAL...................................... 55
            -------------------------
      9.12  GOVERNING LAW.................................................. 55
            -------------
      9.13  JURISDICTION AND VENUE......................................... 56
            ----------------------
      9.14  WAIVER OF RIGHTS TO JURY TRIAL................................. 56
            ------------------------------
      9.15  ENTIRE AGREEMENT............................................... 56
            ----------------
      9.16  COUNTERPARTS................................................... 56
            ------------
      9.17  AMENDMENT AND RESTATEMENT OF PRIOR CREDIT AGREEMENT............ 56
            ---------------------------------------------------

LIST OF EXHIBITS

Exhibit   I - Form of Note
Exhibit  II - Form of Compliance Certificate
Exhibit III - Form of Opinion of Counsel
Exhibit  IV - Disclosures
Exhibit   V - Description of Belleview Acquisition
Exhibit  VI - Form of Assignment and Assumption

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